                                                                   Exhibit 10.32

================================================================================




                         SECURITIES PURCHASE AGREEMENT



                                     among



                         GEORGIA-PACIFIC CORPORATION,



                         GEORGIA-PACIFIC FINANCE, LLC



                               SCA TISSUE, INC.



                                      and



                   SVENSKA CELLULOSA AKTIEBOLAGET SCA (publ)



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I
                        Purchase and Sale of Securities
     SECTION 1.1.  Purchase Price of the Securities.........................   1

                                  ARTICLE II
                    The Closing; Purchase Price Adjustments

     SECTION 2.1.  Closing Date.............................................   2
     SECTION 2.2.  Transactions to be Effected at the Closing...............   2
     SECTION 2.3.  Equity Adjustment........................................   3
     SECTION 2.4.  EBITDA Adjustment........................................   4
     SECTION 2.5.  Accounting Principles....................................   5

                                  ARTICLE III
                   Representations and Warranties of Seller

     SECTION 3.1.  Organization, Standing and Qualifications................   6
     SECTION 3.2.  Authority................................................   7
     SECTION 3.3.  Compliance with Applicable Laws..........................   7
     SECTION 3.4.  Litigation; Decrees......................................   8
     SECTION 3.5.  Title to Assets..........................................   8
     SECTION 3.6.  Real Property............................................   8
     SECTION 3.7.  Intellectual Property....................................  10
     SECTION 3.8.  Insurance................................................  11
     SECTION 3.9.  Contracts................................................  12
     SECTION 3.10.  Sufficiency of Assets...................................  15
     SECTION 3.11.  Employee Benefits.......................................  15
     SECTION 3.12.  Environmental Matters...................................  17
     SECTION 3.13.  Taxes...................................................  18
     SECTION 3.14.  Labor Matters...........................................  19
     SECTION 3.15.  Absence of Certain Changes..............................  20
     SECTION 3.16.  Customers and Suppliers.................................  20
     SECTION 3.17.  Disclosure..............................................  21
     SECTION 3.18.  Financial Statements....................................  21
     SECTION 3.19.  No Undisclosed Liabilities or Distributions.............  23
     SECTION 3.20.  Transactions with Seller and Affiliates.................  23
     SECTION 3.21.  Title to Securities.....................................  24
     SECTION 3.22.  Capitalization..........................................  24
     SECTION 3.23.  Subsidiaries and Equity Interests.......................  24
     SECTION 3.24.  GPF Authority, etc......................................  24
     SECTION 3.25.  Notes...................................................  24

                                                                            Page
                                                                            ----

                                  ARTICLE IV
              Representations and Warranties of Purchaser and SCA
     SECTION 4.1.  Organization, Standing and Power.........................  25
     SECTION 4.2.  Authority................................................  25
     SECTION 4.3.  Available Funds..........................................  25
     SECTION 4.4.  Investment Intent........................................  26
     SECTION 4.5.  Accredited Investor; Investment Representations..........  26
     SECTION 4.6.  Litigation; Decrees......................................  26

                                   ARTICLE V
                                   Covenants

     SECTION 5.1.  Conduct of Business......................................  26
     SECTION 5.2.  Access to Information....................................  29
     SECTION 5.3.  Governmental Approval, Etc...............................  29
     SECTION 5.4.  Environmental Matters....................................  30
     SECTION 5.5.  Expenses.................................................  30
     SECTION 5.6.  Brokers or Finders.......................................  30
     SECTION 5.7.  Restructuring............................................  31
     SECTION 5.8.  No Oral Representations..................................  31
     SECTION 5.9.  Purchaser Notices........................................  31
     SECTION 5.10.  Accounts Receivable.....................................  31
     SECTION 5.11.  Allocation; Tax Matters.................................  31
     SECTION 5.12.  Ancillary Agreements....................................  34
     SECTION 5.13.  [Intentionally Omitted].................................  34
     SECTION 5.14.  Gary, Indiana Access....................................  34
     SECTION 5.15.  Litigation Cooperation..................................  34
     SECTION 5.16.  Intellectual Property...................................  34
     SECTION 5.17.  Supplemental Disclosure.................................  35
     SECTION 5.18.  Negotiations with Others................................  35
     SECTION 5.19.  Non-Solicitation........................................  35
     SECTION 5.20.  Unisource...............................................  36
     SECTION 5.21.  Maintenance of Insurance................................  36
     SECTION 5.22.  Resignations............................................  36
     SECTION 5.23.  Certifications..........................................  36
     SECTION 5.24.  Licensed Computer and Leased Computer Hardware..........  36
     SECTION 5.25.  Post Closing Deliveries.................................  37
     SECTION 5.26.  PWC Report..............................................  37
     SECTION 5.27.  Undertaking to Keep Proprietary Information Confidential  38
     SECTION 5.28.  Prohibited Transactions.................................  38
     SECTION 5.29.  Obligation of SCA.......................................  38
     SECTION 5.30.  Delivery of Certain Inventories.........................  38
     SECTION 5.31.  Warren and Washington Industry Development Agency.......  38

                                                                            Page
                                                                            ----

                                  ARTICLE VI
                             Conditions Precedent
     SECTION 6.1.  Conditions to Each Party's Obligation....................  39
     SECTION 6.2.  Conditions to Obligation of Purchaser....................  39
     SECTION 6.3.  Conditions to Obligation of Seller.......................  41

                                  ARTICLE VII
                       Termination, Amendment and Waiver

     SECTION 7.1.  Termination..............................................  41
     SECTION 7.2.  Amendments and Waivers...................................  42

                                 ARTICLE VIII
                                Indemnification

     SECTION 8.1.  Indemnification by Seller................................  43
     SECTION 8.2.  Indemnification by Purchaser and SCA.....................  44
     SECTION 8.3.  Environmental Liability..................................  45
     SECTION 8.4.  Losses Net of Insurance..................................  47
     SECTION 8.5.  Limitation on Indemnification by Seller..................  47
     SECTION 8.6.  Procedures Relating to Third Party Claims (other than Tax
                    Liabilities                                               48
     SECTION 8.7.  Procedures Relating to Non-Third Party Claims............  49
     SECTION 8.8.  [Intentionally Omitted]..................................  49
     SECTION 8.9.  Acknowledgment...........................................  49
     SECTION 8.10.  Tax and Accounting......................................  49
     SECTION 8.11.  Reasonableness of Parties; Obligation to Mitigate.......  49

                                  ARTICLE IX
                              General Provisions

     SECTION 9.1.  Notices .................................................  50
     SECTION 9.2.  Survival of Representations..............................  51
     SECTION 9.3.  Severability.............................................  51
     SECTION 9.4.  Counterparts.............................................  51
     SECTION 9.5.  Entire Agreement; No Third Party Beneficiaries...........  51
     SECTION 9.6.  Governing Law............................................  51
     SECTION 9.7.  Consent to Jurisdiction..................................  52
     SECTION 9.8.  Publicity................................................  52
     SECTION 9.9.  Assignment...............................................  52

                                   ARTICLE X
                                  Definitions

     SECTION 10.1.  Definitions.............................................  52
     SECTION 10.2.  Construction and Interpretation of Certain Terms and
                    Phrases.................................................  63

Exhibit A         [Intentionally left blank]

Exhibit B         Form of Human Resources Agreement

Exhibit C         Form of Opinion of Deputy General Counsel of Seller

Exhibit D         Form of Opinion of Special Counsel of Purchaser

Exhibit E         Form of Opinion of General Counsel of Purchaser

Exhibit F         Form of Paper Sludge Disposal Agreement

Exhibit G         Form of Parent Roll Supply Agreement

Exhibit H         Form of Coronet License Agreement

Exhibit I         Form of Finished Goods Agreement

Exhibit J         Form of Assumption Agreement

Exhibit K         Form of Transition Agreement

Exhibit L         Form of the WISCO Release

                                   SCHEDULES

Schedule 2.4(a)       Agreed Procedures

Schedule 3.1(c)       Organization, Standing and Qualifications

Schedule 3.2(b)       Conflicts, Breaches, Violations, Defaults, Liens

Schedule 3.2(c)       Required Permits

Schedule 3.3(a)(i)    Permits Held by Company

Schedule 3.3(a)(ii)   Compliance Exceptions

Schedule 3.3(a)(iii)  Governmental Investigations

Schedule 3.4          Company's Litigation; Decrees

Schedule 3.5          Permitted Liens and Material Property, Asset and Equipment

Schedule 3.6(a)       Owned Property

Schedule 3.6(b)       Leased Property

Schedule 3.6(c)       Easements & Access

Schedule 3.6(d)       Leases, Subleases, Licenses and Occupancy Agreements

Schedule 3.7(a)       Company's Intellectual Property

Schedule 3.7(b) Company's Intellectual Property Licenses, Sublicenses and Agreements

Schedule 3.7(d)       Infringements

Schedule 3.7(g)       Computer Software Licenses

Schedule 3.7(g)(i)    Other Licenses

Schedule 3.8(a)       Insurance Policies

Schedule 3.8(b)       Inactive Insurance Policies

Schedule 3.9(a)       Material Contracts

Schedule 3.9(b)       Material Contracts (Extraordinary)

Schedule 3.9(c)       Change of Control

Schedule 3.9(d)       Contracts Assigned

Schedule 3.10         Sufficiency of Assets

Schedule 3.11         Seller's Benefit Plans

Schedule 3.11(a)      Assumed Benefit Plan

Schedule 3.11(e)      Reportable Events

Schedule 3.11(f)      Actions, Suits or Claims

Schedule 3.11(g)      Post-Retirement Welfare Benefits

Schedule 3.12         Environmental Matters

Schedule 3.13         Tax Matters

Schedule 3.14         Labor and Employment Matters

Schedule 3.14(a)      Collective Bargaining Agreements

Schedule 3.14(b)      Claims/Grievances

Schedule 3.14(e)      Employee List

Schedule 3.14(f)      Severance Arrangements

Schedule 3.14(i)      Headquarter Services

Schedule 3.15         Absence of Certain Changes

Schedule 3.16(a)      Customers

Schedule 3.16(b)      Suppliers

Schedule 3.17(c)      Information and Materials

Schedule 3.18(a)      Company Balance Sheet

Schedule 3.18(h)      Projected Statement of Income

Schedule 3.19         Liabilities

Schedule 3.20         Transactions with Affiliates

Schedule 3.22         Capitalization

Schedule 3.23         Subsidiaries and Equity Interests

Schedule 5.4          Remediation and Compliance Plans

Schedule 5.7          Restructuring

Schedule 5.12(b)      Products and Quantities

Schedule 8.1(a)       Liabilities

Schedule 8.5          Environmental Liabilities

                         SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement") is made and entered into as of January 21, 2001, among Georgia-Pacific Corporation, a Georgia corporation ("GPC" or "Seller"), Georgia-Pacific Finance, LLC, a Delaware limited liability company ("GPF"), Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish corporation ("SCA") and SCA Tissue, Inc., a Delaware corporation and a wholly-owned subsidiary of SCA ("Purchaser").

                             PRELIMINARY STATEMENT

     WHEREAS, GPC owns 95% of the Membership Units of, and on or before the Closing (as hereinafter defined) it will own 100% of the Membership Units of, Georgia-Pacific Tissue, LLC, a Delaware limited liability company (the "Company");

     WHEREAS, GPF holds the Notes in respect of the Company Indebtedness; and

     WHEREAS, Purchaser desires to purchase from GPC, and GPC desires to sell to Purchaser, all of the Membership Units of the Company (the "Securities") and Purchaser desires to purchase from GPF and GPF desires to sell to Purchaser the Notes, all of the foregoing, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I
                        Purchase and Sale of Securities
                        -------------------------------

     SECTION 1.1.  Purchase Price of the Securities.  Subject to all of the
                   --------------------------------
terms and conditions of this Agreement, GPC in reliance on the covenants, representations and warranties of Purchaser and SCA contained herein, shall sell the Securities to Purchaser at the Closing (as defined in Section 2.1 below) and Purchaser, in reliance on the covenants, representations and warranties of Seller and GPF contained herein, shall purchase the Securities from GPC at the Closing for a purchase price equal to $78,074,000 (the "Purchase Price"). The Purchase Price shall be paid by Purchaser to GPC at the Closing, in immediately available funds. GPC shall deliver to Purchaser at the Closing certificates for the Securities duly endorsed or with duly executed stock powers attached.

          Subject to all of the terms and conditions of this Agreement, GPF shall sell the Notes to Purchaser at the Closing and Purchaser shall acquire the Notes from GPF at the Closing for a price equal to the aggregate principal amount outstanding under the Notes at the Closing plus an amount equal to all accrued and unpaid interest thereon.

                                  ARTICLE II
                    The Closing; Purchase Price Adjustments
                   ----------------------------------------

     SECTION 2.1.  Closing Date.  The closing of the sale and transfer of the
                   ------------
Securities (the "Closing") shall take place at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street N.E., Atlanta, Georgia 30308, at 10:00 a.m., local time, on March 2, 2001, or, if the conditions to the Closing set forth in Article VI shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied. The date on which the Closing shall occur is herein referred to as the "Closing Date."

     SECTION 2.2.  Transactions to be Effected at the Closing.
                   ------------------------------------------

     (a) GPC shall deliver or cause to be delivered to Purchaser the following:

            (i) Certificates representing the Securities, duly endorsed (or accompanied by duly executed stock powers), in proper form for transfer to Purchaser;

            (ii) a duly executed copy of each of the Ancillary Agreements to which GPC is a party; and

            (iii) [Intentionally left blank];

            (iv) such other instruments or documents, in form and substance reasonably acceptable to Purchaser, the delivery of which is a condition to Closing.

     (b)    GPF shall deliver the Notes, duly endorsed, to Purchaser.

     (c)    Purchaser shall deliver to GPC the following:

            (i) by wire transfer to an account designated in writing by GPC, not less than seven days prior to the Closing, immediately available United States dollars in an amount equal to the Purchase Price;

            (ii) a duly executed copy of each of the Ancillary Agreements to which the Company is a party; and

            (iii) such other instruments or documents, in form and substance reasonably acceptable to Seller, the delivery of which is a condition to Closing.

With the exception of Section 2.2(c)(ii), which will take place immediately after the Closing, all actions set forth in this Section 2.2 will take place at or prior to the Closing.

     (d) Purchaser shall deliver to GPF by wire transfer to an account designated in writing by GPF not less than seven days prior to the Closing, in immediately available United States dollars, an amount equal to the outstanding aggregate principal of the Company Indebtedness plus accrued and unpaid interest (the "Notes Acquisition Price").

     SECTION 2.3.  Equity Adjustment.
                   -----------------

     (a) Within 90 days following the Closing Date, Purchaser and Company with the cooperation of GPC shall prepare, or cause to be prepared, and deliver to GPC a balance sheet of the Company as of the Closing Date after giving effect to the Restructuring, which balance sheet shall be audited by PWC (the "Closing Balance Sheet").

     (b) GPC and its accountants shall have 30 days after the delivery to GPC of the Closing Balance Sheet to review the Closing Balance Sheet. In the event that GPC determines that the Closing Balance Sheet has not been prepared on the basis set forth in Section 2.5, GPC shall inform Purchaser in writing (an "Objection"), setting forth a specific description of the basis of the Objection and the adjustments to the Closing Balance Sheet which GPC believes should be made, which Objection must be delivered to Purchaser on or before the last day of such 30-day period. Purchaser shall then have 30 days to review and respond to the Objection. The parties shall attempt in good faith to reach an agreement with respect to any matters in dispute. If the parties are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 45 days following the delivery to GPC of Purchaser's response to the Objection by GPC, they shall refer their remaining differences to Ernst & Young LLP or such other firm mutually agreed to by the parties (the "CPA Firm"), who shall determine in accordance with this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Balance Sheet requires adjustment. The parties shall direct the CPA Firm to use its best efforts to render its determination within 30 days after such submission. In arriving at its decision, the CPA Firm shall rely on its expertise as certified public accountants and shall not be bound by the submissions of the parties but shall be bound to apply the provisions of this Agreement. The CPA Firm's determination shall be conclusive and binding upon Purchaser, Company, SCA, GPC and GPF. The fees and disbursements of the CPA Firm shall be paid one-half by Purchaser and one-half by GPC. Purchaser and GPC shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The "Final Closing Balance Sheet" shall be deemed to be (i) the Closing Balance Sheet in the event that no Objection is delivered by GPC during the 30-day period specified above, or (ii) if an Objection is delivered by GPC, the Closing Balance Sheet, as adjusted by either (A) the agreement of the parties or (B) the decision of the CPA Firm.

     (c) GPC shall have the opportunity to participate in the preparation of the Closing Balance Sheet by (i) observing the physical inventory taken in connection therewith (which may begin prior to the Closing Date), (ii) attending any audit planning meetings in connection therewith, (iii) meeting with and discussing procedures with Purchaser, Company and their accountants, and (iv) otherwise having full access to all information used by Purchaser in preparing the Closing Balance Sheet, including the books and records and the work papers of its accountants (subject to the reviewing party executing any necessary waivers or indemnifications required by Purchaser's or Company's accountants). The Company shall provide reasonable advance notice to GPC of any such physical inventory or audit planning meeting.

     (d) In reviewing any Objection, Purchaser and its accountants shall have full access to all information used by GPC in preparing such Objection, including the work papers of GPC and GPC's accountants (subject to the reviewing party executing any necessary waivers or indemnifications required by GPC's accountants).

     (e) If the total assets minus total liabilities as reflected on the Final Closing Balance Sheet (the "Final Stockholder's Equity") is less than the total assets minus total liabilities as reflected on the Pro Forma Business Balance Sheet (the "Management Stockholder's Equity"), then, within ten Business Days following the issuance of the Final Closing Balance Sheet, GPC agrees to make a payment to Purchaser in an amount, in immediately available funds, equal to the difference between the Management Stockholder's Equity and the Final Stockholder's Equity, plus interest on such amount at the prime rate (as set forth in the "Money Rates" section of The Wall Street Journal) from the Closing
                                      -----------------------
Date through the date of payment. If the Final Stockholder's Equity is greater than the Management Stockholder's Equity, then within ten Business Days following issuance of the Final Closing Balance Sheet, Purchaser shall make a payment to GPC, in immediately available funds, equal to the difference between the Final Stockholder's Equity and the Management Stockholder's Equity, plus interest on such amount at the prime rate (as set forth in the "Money Rates" section of The Wall Street Journal) from the Closing Date through the date of
           -----------------------
payment.

     SECTION 2.4.  EBITDA Adjustment.
                   -----------------

     (a) PWC shall audit the Company Financial Statements and perform the agreed processes and procedures set out in Schedule 2.4(a) (the "Agreed Procedures") on the Pro Forma Business Financial Statements and shall, before Closing, submit a report thereon with respect to the EBITDA for the Business for the fiscal year 2000 (the "PWC Report").

     (b) GPC and its accountants shall have 30 days after the delivery of the PWC Report to review the PWC Report. In the event that GPC determines that the PWC Report has not been prepared on the basis set forth in Section 2.4(a), GPC shall inform Purchaser in writing (a "Section 2.4 Objection"), setting forth a specific description of the basis of the Section 2.4 Objection and the adjustments to the PWC Report which GPC believes should be made, which Section
2.4 Objection must be delivered to Purchaser on or before the last day of such 30-day period. Purchaser shall then have 30 days to review and respond to the
Section 2.4 Objection. The parties shall attempt in good faith to reach an agreement with respect to any matters in dispute. If the parties are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 45 days following the delivery of Purchaser's response to the Section 2.4 Objection by GPC, they shall refer their remaining differences to the CPA Firm, who shall determine in accordance with this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the PWC Report requires adjustment. The parties shall direct the CPA Firm to use its best efforts to render its determination within 30 days after such submission. In arriving at their decision the CPA Firm shall rely on their expertise as certified public accountants and shall not be bound by the submissions of the parties but shall be bound to apply the provisions of this Agreement. The CPA Firm's determination shall be conclusive and binding upon Purchaser, Company, SCA, GPC and GPF. The fees and disbursements of the CPA Firm shall be paid one-half by Purchaser and one-half by GPC. Purchaser and GPC shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the PWC Report and all other items reasonably requested by the CPA

Firm. The "Final PWC Report" shall be deemed to be (i) the PWC Report in the event that no Section 2.4 Objection is delivered by GPC during the 30-day period specified above, or (ii) if a Section 2.4 Objection is delivered by GPC, the PWC Report, as adjusted by either (A) the agreement of the parties or (B) the decision of the CPA Firm.

     (c) GPC shall have the opportunity to participate in the preparation of the PWC Report by (i) observing any physical inventory taken in connection therewith (which may begin prior to the Closing Date), (ii) attending any audit planning meetings in connection therewith, (iii) meeting with and discussing procedures with Purchaser, Company and their accountants, and (iv) otherwise having full access to all information used by Purchaser in preparing the PWC Report, including the books and records and the work papers of its accountants (subject to the reviewing party executing any necessary waivers or indemnifications required by Purchaser's or Company's accountants). The Company shall provide reasonable advance notice to GPC of any such physical inventory or audit planning meeting.

     (d) In reviewing any Section 2.4 Objection, Purchaser and its accountants shall have full access to all information used by GPC in preparing such Section
2.4 Objection, including the work papers of GPC and GPC's accountants (subject to the reviewing party executing any necessary waivers or indemnifications required by GPC's accountants).

     (e) If the earnings before interest, tax, depreciation and amortization ("EBITDA"), as shown in the Final PWC Report are less than sixty-eight million dollars ($68,000,000), Seller agrees to make a payment to Purchaser in an amount, in immediately available funds, equal to 7.4 times the difference between $68,000,000 and the EBITDA shown in the Final PWC Report plus interest on such amount at the prime rate (as set forth in the "Money Rates" section of

The Wall Street Journal) from the Closing Date through the date of payment.
-----------------------

     SECTION 2.5.  Accounting Principles.  The Closing Balance Sheet will be
                   ---------------------
prepared from the books and records of the Company using U.S. GAAP consistent with those used in the preparation of GPC's audited consolidated balance sheet as of December 30, 2000 and the related audited consolidated statement of income for the fiscal year then ended, as filed by GPC with the Securities and Exchange Commission.

     Notwithstanding anything herein to the contrary, the Closing Balance Sheet shall be prepared based on the following accounting principles or methods:

     (1)  Inventories will be stated at the lower of FIFO cost or market;

     (2) Inventories related to the SKU's that will be supplied to the Company pursuant to the Finished Goods Agreement shall be excluded;

     (3) Intangible assets, other those set forth on the Pro Forma Business Balance Sheet, shall be excluded;

     (4) Whereas GPC, SCA and Purchaser have agreed to settle the issue regarding certain employee benefit matters and, as a result the Purchase Price has already been reduced by $7 million, the entry for
          (x) the underfunding of the Wisconsin Tissue Mills Retirement Plans for Hourly Employees and the Wisconsin Tissue

          Mills, Inc. Chicago Operations Retirement Plan for Hourly Employees and (y) the accumulated post retirement medical benefit obligation for active union employees shall be $7,000,000;

     (5) The book value of any asset acquired by or transferred to the Company after December 30, 2000 shall be disregarded to the extent that it is in excess of the cash consideration paid for the asset and no effect shall be given to any write-up of assets; and

     (6) If the Net Working Capital of the Company at the Closing exceeds $130,000,000, the excess shall be disregarded.


                                  ARTICLE III
                   Representations and Warranties of Seller
                   ----------------------------------------

     Seller hereby represents and warrants to Purchaser as follows:

     SECTION 3.1.  Organization, Standing and Qualifications.
                   -----------------------------------------

     (a) GPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

     (b) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties and assets in the places where it maintains offices and where its properties and assets are owned, leased or operated. Copies of the operating agreement (and any other similar governing or organizational documents), minute books, membership unit certificate books and membership unit transfer books of the Company have heretofore been delivered to Purchaser and are true, correct and complete.

     (c) Schedule 3.1(c) sets forth (a) each jurisdiction in which the Company is duly qualified to do business and in good standing, and (b) each jurisdiction in which the Company is duly licensed, authorized or registered to conduct such business or businesses as are conducted by it and the type of business or businesses for which it is so licensed, authorized or registered. Each such qualification, license, authorization and registration (collectively, "Qualification") is in full force and effect and neither the character of the properties owned or held under lease or license by the Company nor the nature of the business conducted by the Company requires any additional Qualification in any such jurisdiction or any Qualification in any other jurisdiction, except any such jurisdiction wherein the failure to be so qualified, licensed, authorized or registered would not have, individually or in the aggregate, a Material Adverse Effect on the Company. No approval, consent or notification in connection with any Qualification is necessary in connection with the transactions contemplated by this Agreement or the Ancillary Agreements to prevent the termination or withdrawal of any such Qualification as a result of such transactions, except those the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     SECTION 3.2.  Authority.
                   ---------

     (a) Seller has all requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller and, in the case of the Ancillary Agreements and the consummation of the transactions contemplated thereby, will be authorized by all necessary action on the part of Seller (to the extent it is a party thereto) prior to the Closing. This Agreement has been duly executed and delivered by Seller and constitutes, and each Ancillary Agreement to be entered into by Seller will be duly executed and delivered at the Closing and when so executed and delivered will constitute, its legal, valid and binding obligation enforceable against it in accordance with its terms.

     (b) Except as set forth on Schedule 3.2(b), the execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller does not, and the consummation by Seller of the transactions contemplated hereby and thereby and the compliance by Seller with the terms hereof and thereof will not conflict with, or result in any breach or violation of or default (with or without the giving of notice or lapse of time, or both) under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the articles of incorporation or by-laws (or comparable organizational documents) of Seller or the Company, (ii) subject to the filings and other matters referred to in the following paragraph (c), any Law, applicable to Seller, the Company or the properties, assets or business of the Company, (iii) any Permit that is held by the Company, or (iv) any of the terms, conditions or provisions of any Contract to which the Company is a party or by which its properties or assets is bound, except in the case of clauses (ii) through (iv), any such conflicts, breaches, violations, defaults, rights or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect on any of the Company and Seller.

     (c) No Permit is necessary or required to be obtained or made by or with respect to the Company or Seller in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) notice to and consent by the United States pursuant to Section V of the Consent Decree, (ii) those listed on Schedule 3.2(c) hereto, which have been duly obtained and are in full force and effect or which will have been duly obtained and will be in full force and effect on and at the Closing Date and (iii) those the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect on either the Company or Seller.

     SECTION 3.3.  Compliance with Applicable Laws.
                   -------------------------------

     (a) Schedule 3.3(a)(i) contains a complete and accurate list of all material Permits that are held by the Company including Permits required pursuant to Environmental Laws. The

Permits listed in Schedule 3.3(a)(i) constitute all of the material Permits, including Permits required pursuant to Environmental Laws, necessary to permit the Company to conduct and operate the Business in a lawful manner. The Company has complied in all material respects with all of the terms and requirements of each Permit identified or required to be identified in Schedule 3.3(a)(i). Except as set forth in Schedule 3.3(a)(ii) and except for Environmental Laws which are addressed in Section 3.12, the Company is in compliance with, and has complied in all respects with, all Laws applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Schedule 3.3(a)(iii) or Schedule 3.12, no investigation or review by any Governmental Entity which is related to the Business or the properties or assets of the Company is pending or, to the knowledge of Seller or the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review. This Section 3.3 does not apply to employee benefits matters for which Section 3.11 is applicable, Tax matters for which
Section 3.13 is applicable or labor and employment matters for which Section
3.14 is applicable.

     (b) The Company has delivered to Purchaser true and correct copies of all material Permits. None of Seller, the Company or any of their Affiliates has received any written notification from any Governmental Entity to the effect that there is lacking any certificate of occupancy or other Permit needed in connection with the operation or use of any Owned Property or Leased Property.

     SECTION 3.4.  Litigation; Decrees.  Except as set forth in Schedules 3.4 or
                   -------------------
3.14, (i) there is no Order in effect to which the Company is a party or that otherwise is related to the Business or any of the properties or assets of the Company or that is related to or affects the transactions contemplated hereby or in the Ancillary Agreements and (ii) the Company is not a party to, or engaged in, or to the knowledge of Seller, has been threatened with, any Action, and, to the knowledge of Seller, no event has occurred or condition exists which would form the basis of an Action described in this Section 3.4. Except as set forth in Schedules 3.4 or 3.14, none of the Actions disclosed or required to be disclosed in Schedule 3.4, if adversely determined, will have a Material Adverse Effect on the Company.

     SECTION 3.5.  Title to Assets.  Except for the Excluded Assets as to which
                   ---------------
no representation is made, the Company has good and valid title to all its properties and assets in each case free and clear of all Liens, except for Permitted Liens. This Section 3.5 does not apply to Intellectual Property (which is exclusively the subject of Section 3.7) or real property, interests in real property or leasehold interests (which are exclusively the subject of Section 3.6). Attached as Schedule 3.5 is a complete list of all the Company's material properties, assets and equipment (other than the Excluded Assets) which sets forth for each such property, asset or equipment, its location, the approximate date in service and cost thereof and, as applicable, its use in the Business and capacity.

     SECTION 3.6.  Real Property.
                   -------------

     (a) Schedule 3.6(a) sets forth a list of all real property and interests in real property owned by the Company, except for any of the Excluded Assets (collectively, the "Owned

Property"). The Company has good and marketable title to all Owned Property free and clear of all Liens other than (i) Permitted Liens and (ii) Permitted Real Property Encumbrances.

     (b) Schedule 3.6(b) sets forth a list of all real property and interests in real property leased to the Company other than the Excluded Assets (the "Leased Property") together with the commencement date of each lease (each, a "Real Property Lease") and the expiration date of each Real Property Lease. The Company is the lessee of each Leased Property and is in possession of each Leased Property. True and correct copies of each Real Property Lease have been delivered to Purchaser prior to the date hereof. Each Real Property Lease is in full force and effect and will be in full force and effect on the Closing Date. The Company is not in default under any Real Property Lease and no lessor is in default under any Real Property Lease, except for any such defaults that would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The consummation of the transactions contemplated hereby and in the Ancillary Agreements will not cause the termination of any Real Property Lease or any default thereunder.

     (c) All easements, licenses and other real property rights materially necessary for the use and operation (as currently operated) of and access to the Owned Property and Leased Property and the Facilities and the supply of utilities thereto have been obtained by the Company. True and correct copies of all such documents have been delivered to Purchaser. Except as set forth on
Schedule 3.6(c), the buildings and improvements necessary for the operation of the Business are located on the Owned Property or Leased Property. Each Owned Property and Leased Property has legal access to a public road. There are no easements burdening any Owned Property or Leased Property that would have a Material Adverse Effect on the Company.

     (d) There are no leases, subleases, licenses or occupancy agreements affecting the Owned Property or Leased Property, other than those set forth in
Schedule 3.6(d).

     (e) Seller has not received any notice of a violation of setback laws with respect to the Owned Property located in Neenah, Wisconsin.

     (f) Except for the PILOT, no Owned Property receives the benefit of any real estate tax exemption.

     (g) The current zoning classification of each Owned Property permits its current operation. The zoning classification for each Leased Property permits its current operation. None of Seller, the Company or any of their Affiliates has received any notice that any of the improvements on any Owned Property or Leased Property do not comply with legal requirements for the current use and occupancy thereof.

     (h) None of Seller, the Company or any of their Affiliates has any knowledge of and the Company has not received any notice of, any condemnation affecting any Owned Property or Leased Property.

     (i) All buildings, plants and structures which are part of the Owned Property or Leased Property lie wholly within the boundaries of said property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person except for such encroachments and conflicts which do not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.7.  Intellectual Property.
                   ---------------------

     (a) "Intellectual Property" means all trademarks, service marks, trade names, copyrights (except copyrights to computer software), patents, domain/URLs, inventions, trade secrets, know-how, technical or operational processes, formulae, research and development data, proprietary business methods, including without limitation any registrations, applications, renewals, extensions, continuations, divisions, continuations-in-part, reissues or foreign counterparts for any of the foregoing. "Company Intellectual Property" means Intellectual Property owned, licensed or currently used or held for use by the Company but does not include any Intellectual Property that is part of the Excluded Assets. Schedule 3.7(a) contains a true and complete list of all unexpired letters patent and trademark registrations constituting Company Intellectual Property specifying as to each, as applicable, the nature of such Intellectual Property, the owner of such Intellectual Property, the jurisdictions by or in which such Intellectual Property is recognized (without regard to registration) or has been issued or registered or in which an application for such issuance or registration has been filed, the registration or application numbers, the termination or expiration dates and, if the Intellectual Property is licensed to others, any applicable royalty.

     (b) Schedule 3.7(b) sets forth a list of all licenses, sublicenses and other agreements as to which Seller or the Company is a party and pursuant to which any Person is authorized to use any of the Company's Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

     (c) Neither Seller nor the Company is aware of any unauthorized use, disclosure, infringement or misappropriation of any of the Company's Intellectual Property by a third party, including any employee or former employee of the Company.

     (d) Except as expressly set forth in either Schedule 3.4 or 3.7(d):

             (i) the Company currently is not a defendant in any action, suit, investigation or proceeding relating to, and has not otherwise been notified of, any alleged claim of infringement or misappropriation by it of any Intellectual Property of any other Person, and neither Seller nor the Company has any knowledge of any other such infringement by the Company;

            (ii) no trademark registration or letters patent comprising the Company's Intellectual Property is the subject of any pending opposition, interference, cancellation proceeding, claim challenging the validity, ownership or enforceability of the same, nor, to the knowledge of Seller or the Company, has any such action been threatened by any Person;

           (iii) none of the Company's Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Seller or the Company, or restricting the licensing thereof by the Company to any Person;

            (iv) except in the normal course of purchasing or selling products, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of Intellectual Property; and

             (v) to the best knowledge of Seller and the Company, the Company does not infringe any valid claim of any of the patents claimed to be infringed in the action described on Schedule 3.7(d).

     (e) None of the registrations or letters patent included in the Company's Intellectual Property identified in Schedule 3.7(a) has been abandoned or canceled, and, to the best knowledge of Seller, all of the Company's Intellectual Property is valid, enforceable and subsisting, and neither Seller nor the Company knows of any reason why any such rights should be found invalid or unenforceable.

     (f) After the Restructuring the Company will own, free and clear of any Liens, all of the Company's Intellectual Property necessary for the conduct of the Business as currently conducted.

     (g) Schedule 3.7(g)(i) contains a list of all computer software licenses, except locally purchased licenses, currently used in or for the Business. Except as disclosed on Schedule 3.7(g)(i) and in the Transition Agreement, those licenses appearing on the list and not owned by the Company can and will be assigned to the Company as part of the Restructuring.

     SECTION 3.8.  Insurance.
                   ---------

     (a) Schedule 3.8(a) contains a true and complete list of all casualty and other property insurance policies related to the business, assets or properties of the Company and to which Seller or the Company is a party (the "Insurance Policies") as of the date of this Agreement, indicating in each case the type of coverage, name of the insured, the insurer, the expiration date of each policy and the amount of coverage.

     (b) Except as set forth in Schedule 3.8(b), the Insurance Policies: (i) are in full force and effect and will not lapse or terminate until the Closing Date by reason of the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby; (ii) insure the Company's assets constituting tangible property in amounts the Company believes are reasonably sufficient against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located; and (iii) are sufficient for compliance with all requirements of Laws, Permits and Material Contracts (as defined below). Each of Seller and the Company is current in all premiums or other payments due thereunder and has otherwise performed all of its obligations under each Insurance Policy. Each of Seller and the Company has given timely notice to the insurer of all claims that may be insured thereby. No Insurance Policy provides for any retrospective premium adjustment or other experience-based liability.

     (c) Neither Seller nor the Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     SECTION 3.9.  Contracts.
                   ---------

     (a) Except for Contracts listed in Schedules 3.6(b), 3.7(b), 3.9(a), 3.11 or 3.14, the Ancillary Agreements or those disclosed in or attached to the Human Resources Agreement, the Company is not a party to, and none of the Company's properties or assets is bound by, any Contract that is:

          (i) (A) a Contract for the employment of any Person that has a future liability in excess of $100,000 or any consulting agreement with any Person involving payments by GPC or the Company in excess of $100,000 or
     (B) providing for severance or other termination payment to any employee;

          (ii)    a collective bargaining agreement with any labor union;

          (iii) a Contract with any current or former director, officer, subsidiary or Affiliate of the Company or Seller;

          (iv) an indenture, note, loan or credit agreement or other Contract relating to the borrowing of money by the Company or to the direct or indirect guarantee or assumption by the Company of the obligations of any other Person for borrowed money, including any arrangement which has the economic effect although not the legal form of such a guarantee;

          (v)     a power of attorney;

          (vi) a covenant not to compete (other than those of which the Company is the beneficiary of the covenant in employee-related agreements);

          (vii) a lease or similar agreement under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of $100,000 or (B) the Company is a lessor of, or makes available for use by any third Person, any tangible personal property owned (including ownership for Tax purposes) by the Company having a fair market value in excess of $100,000;

          (viii) a mortgage, pledge, security agreement, deed of trust or other document granting a material Lien (including Liens upon properties acquired under conditional sales, capital lease or other title retention or security devices);

          (ix)    evidencing Plans;

          (x) relating to the ownership, Lease, management or operation of any real property, including Leases relating to Leased Property;

            (xi) for the purchase or sale of inventory, materials, supplies, products, spare parts or real, personal or mixed property, or for the furnishing or receipt of services to or by the Company pursuant to which the Company is likely to pay or otherwise give or to receive consideration of more than $100,000 in the aggregate during the 12-month period ending at the first anniversary of the Closing or more than $100,000 in the aggregate over the remaining term of such Contract or pursuant to which the Company is obligated to "take or pay" for such purchases or sales or is otherwise required to purchase the output of any Person or to purchase all or a major part of its requirements of a particular good from any Person and which cannot be canceled by the Company without penalty or further payment and by notice of not more than 30 days;

            (xii) relating in whole or in part to Intellectual Property, including any option, license or other Contracts under which the Company is licensee or licensor of any such Intellectual Property, Contracts restricting the goods for which, the form in which or the manner in which any Intellectual Property may be used and Contracts with current or former employees, consultants or contractors regarding the appropriation or nondisclosure of any Intellectual Property;

            (xiii) under which (A) any Person has directly or indirectly guaranteed indebtedness or other Liabilities of the Company, (B) the Company has directly or indirectly guaranteed indebtedness or other Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business) or (C) the Company has any obligations relating to the financial condition of any other Person (including so-called "keepwell" arrangements), and in each case which cannot be canceled by the Company without penalty or further payment and by notice of not more than 90 days;

            (xiv) under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution in excess of $100,000 to, or other investment in, any Person or which involves a sharing of profits, losses, costs or Liabilities by the Company with any other Person;

            (xv) providing for or containing any mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any of the properties or assets of the Company;

            (xvi) providing for indemnification of any Person with respect to Liabilities relating to any current or former business of the Company or any predecessor Person;

            (xvii) with any broker distributor, dealer sales representative, supplier, manufacturer or other Person (other than customers who are the end-users of such products or services) relating to the marketing, distribution, sale, rental, supply or manufacture of products or materials or the marketing, sale or supply of services and in each case which cannot be canceled by the Company without penalty or further payment and by notice of not more than 90 days;

            (xviii) for the purchase or sale (through the acquisition of shares, assets or by merger, reorganization, or otherwise) of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

            (xix) for the management, operation or control by or of any Person or any division, material assets, operating unit or product line thereof, including stockholder, joint venture, strategic alliance, joint marketing, research and development, and any other similar Contract;

            (xx) which limits or purports to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or otherwise restricts the Company in any substantial way in the conduct of its business;

            (xxi) with any Governmental Entity and in each case which cannot be canceled by the Company without penalty or further payment and by notice of not more than 90 days; or

            (xxii) otherwise material and is not described in any of the categories specified in this Section.

     Each item set forth or required to be set forth in Schedule 3.9(a) is referred to herein as a "Material Contract."

     (b) Except as set forth in Schedule 3.9(b) and the Ancillary Agreements, (i) all Material Contracts were entered into in the ordinary course of business of the Company; (ii) each such Material Contract is in full force and effect and is legal, valid, and, except for term sheets or open bids, binding and enforceable in accordance with its terms; (iii) the Company has performed the obligations required to be performed by it to date and is not (with or without the lapse of time or the giving of notice, or both) in breach or default or alleged to be in breach or default under any such Material Contract and, to the knowledge of the Company, the other parties thereto have complied in all respects thereunder, except for any such nonperformance, breach or default which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iv) no event has occurred or circumstance exists that (with or without lapse of time or the giving of notice) may contravene, conflict with or result in a violation or breach of or give the Company or other Person the right to declare a default or exercise any remedy under or to accelerate the maturity of or to cancel, terminate or modify, any such Material Contract. Except as set forth in Schedule 3.9(b), there are no renegotiations of, attempts or requests to renegotiate or outstanding rights to renegotiate any such Material Contract with any Person. Seller has previously delivered to Purchaser true and complete copies of all Material Contracts. Except as set forth in Schedule 3.9(b), the consummation of the transaction contemplated hereby and in the Ancillary Agreements will not result in or cause any increase in any payment or change in any term under any Material Contract, and no such Material Contract requires the Consent of, with or to any other party thereto or any increase in any payment or change in any term provided for thereunder in connection with or as a result of the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     (c) Except as set forth in Schedule 3.9(c), (i) there are no change of control or similar provisions or any obligations arising under any Material Contract which are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby and (ii) the transactions contemplated hereby and thereby will not constitute a "change of control," require the Consent from or the giving of notice to any Person, permit any Person to terminate a Material Contract or accelerate vesting, grant any repayment or repurchase rights to any Person, or create any other detriment, under the terms, conditions or provisions of any Material Contract.

     (d) The contracts listed on Schedule 3.9(d) have been legally and validly assigned to the Company and any consents required in connection with such assignments have been obtained.

     SECTION 3.10.  Sufficiency of Assets.
                    ---------------------

     (a) The buildings, plants, structures and equipment including utility systems and mechanical systems (collectively, the "Physical Plant") of the Company (excluding the Excluded Assets and, specifically including the Transferred Equipment) are in normal operating condition and repair, taking into account reasonable wear and tear, and are suitable for the uses for which they are being used and are performing the functions for which they were intended and have not suffered any damages, destruction or other casualty that has not been repaired or otherwise remedied and are not the subject of any pending or, to the knowledge of Seller, threatened, eminent domain proceeding. The paper machines and converting equipment (including the Transferred Assets, as applicable) are capable of functioning at the average capacities and utilization rates set forth in Schedule 3.10 if managed or operated in accordance with current operating practices of the Company.

     (b) The Physical Plant of the Company (taking into account the services to be provided pursuant to, and the actions contemplated by, the Ancillary Agreements and that portion of the Physical Plant located in the common area of the Alsip, Illinois Condominium Association) is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing (after giving effect to the Restructuring).

     SECTION 3.11.  Employee Benefits.
                    -----------------

     (a) Schedule 3.11 contains an accurate and complete list of each Plan, in each case currently maintained or contributed to by the Company or Seller or its ERISA Affiliates on behalf of Employees or former Employees of the Company located at, or employed for the exclusive benefit of, the Converting Facilities, the Paper Mills and the Service Center (all the foregoing being herein called "Seller's Benefit Plans"). Schedule 3.11(a) contains a list of (i) each Plan for which Purchaser will assume any liability pursuant to this Agreement, the Human Resources Agreement or by operation of law, other than a Multiemployer Plan, ("Assumed Benefit Plan") and (ii) each Multiemployer Plan for which Purchaser will assume any liability pursuant to this Agreement, the Human Resources Agreement or by operation of law ("Assumed Multiemployer Plan").

     (b) Seller has delivered, or will deliver prior to the Closing Date, to Purchaser current, accurate and complete copies of (i) each Seller Benefit Plan that has been reduced to writing and all amendments thereto, other than any Multiemployer Plan, (ii) all trust agreements, insurance contracts and, with respect to any 401(k) plan, investment management agreements, investment advisory agreements, administrative services agreements or similar agreements maintained in connection with any Assumed Benefit Plan, (iii) for each Assumed Benefit Plan that is intended to be qualified under Section 401(a) of the Code ("Assumed Qualified Plan"), the most recent determination letter issued by the IRS, (iv) for each Assumed Benefit Plan with respect to which a Form 5500 series annual report/return is required to be filed, the two most recent such annual report/returns, together with all schedules and exhibits, (v) the summary plan description for each Assumed Benefit Plan subject to Title I of ERISA and each Multiemployer Plan, and in the case of each other Assumed Benefit Plan, any similar employee summary (including but not limited to any employee handbook description), (vi) to the knowledge of Seller, copies of any correspondence from the IRS, Department of Labor ("DOL") or other U.S. government agency or department relating to any audit or any current asserted or assessed penalty with respect to an Assumed Benefit Plan or relating to requested relief from any liability or penalty (including, but not limited to, any correspondence relating to the IRS's EPCRS, VCR or CAP programs and the DOL's amnesty programs for later filers and non-filers), (vii) for each Assumed Benefit Plan that is a defined benefit pension plan, copies of the two most recent actuarial valuation reports and the most recent Form PBGC 1s, and (viii) for each Assumed Qualified Plan, copies of all applicable compliance testing results (including without limitation applicable nondiscrimination tests under Code Sections 401(a)(4), 401(k) and 401(m) and tests under Code Sections 402(g), 410(b), 415 and 416) for the two most recent plan years.

     (c) The Company would not incur any "withdrawal liability" as defined in ERISA under any Multiemployer Plan that is an Assumed Multiemployer Plan if it were to withdraw from such plan on November 30, 2000. To the knowledge of the Company and Seller after due inquiry, no such Assumed Multiemployer Plan is insolvent or in reorganization. None of the Company, Seller nor any ERISA Affiliate has partially or completely withdrawn from a Multiemployer Plan within the six year period immediately preceding the Closing Date or entered into a agreement covered by Section 4204 of ERISA which has or would result in a material liability to the Company.

     (d) To the knowledge of Seller, each Assumed Qualified Plan is so qualified and the trust under each Assumed Qualified Plan is exempt from taxation under Section 501(a) of the Code. The IRS has issued a favorable determination with respect to the qualified status of each Assumed Qualified Plan, which takes into account amendments for which the remedial amendment period has expired, and to the knowledge of the Company and Seller nothing has been done or not done that could result adversely affect the qualified status of such Assumed Qualified Plan and the IRS has taken no action to revoke any such determination letter.

     (e) Except as set forth on Schedule 3.11(e), no "reportable event" as defined at Section 4043 of ERISA for which the 30 day notice provision has not been waived or given has occurred with respect to any Assumed Benefit Plan subject to Title IV of ERISA. With respect to each Assumed Benefit Plan subject to Section 412 of the Code, there is no accumulated funding deficiency which has not been waived under such Assumed Benefit Plan.

     (f) To the knowledge of Seller, no "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Assumed Benefit Plan, which is not otherwise exempt by statute, regulation or administrative ruling or opinion which has resulted in or is reasonably likely to result in a material liability to the Company. Except as set forth in Schedule 3.11(f), there are no actions, suits or claims pending (other than routine claims for benefits) nor are there any actions, suits or claims (other than routine claims for benefits) that could reasonably be expected to be asserted against any Assumed Benefit Plan or the assets or fiduciaries of any Assumed Benefit Plan. To the knowledge of Seller, no Assumed Benefit Plan nor any fiduciary of an Assumed Benefit Plan has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

     (g) Except for continuation of health coverage to the extent required under Section 4980B of the Code or Section 601 et seq. of ERISA, or as set forth on Schedule 3.11(g), there are no obligations under any Assumed Benefit Plan providing welfare benefits after termination of employment.

     (h) All contributions on behalf of Employees and former Employees to each Assumed Benefit Plan have been made on a timely basis, except where such failure to make timely payments is not reasonably likely to result in a Material Adverse Effect.

     (i) Except for individual employment agreements, each Assumed Benefit Plan can be amended, modified or terminated without advanced notice to or consent by any Employee, former employee or beneficiary, except as required by law or by any collective bargaining agreement.

     SECTION 3.12.  Environmental Matters.  Except as disclosed in Schedule
                    ---------------------
3.12:

     (a) (i) The Company, with respect to the Business, is, and at all relevant times since the formation of the Company has been, in material compliance with all applicable Environmental Laws in effect during such period; and (ii) at all relevant times during the seven year period ending on the day after the formation of the Company, to the knowledge of GPC, the Facilities have been, and the operations conducted thereat have been operated, in material compliance with all applicable Environmental Laws in effect during such period; and

     (b) The Company holds, and the Company and the Business are and have at all relevant times been in compliance with, all material Permits required with respect to the Business under Environmental Laws; and

     (c) (i) To the knowledge of Seller and the Company, there are no events, conditions, actions or omissions relating to the operation of the Business that have given or will give rise to any Environmental Liability; (ii) neither Seller nor the Company has received any notice of the institution or pendency, or threatened institution, of any lawsuit, action, proceeding, investigation or claim by any Person alleging any Environmental Liability arising from or relating to the Business; and (iii) no conditions are present at and no Releases of Hazardous Substances have occurred at any of the Owned Properties or the Leased Properties or any other location where Hazardous Substances from the Business have been sent, Released or disposed except in compliance with, and for which no remediation could reasonably be required under, applicable Environmental Laws.

     SECTION 3.13.  Taxes.  Except as set forth in Schedule 3.13:
                    -----

     (a) All Tax Returns required to be filed by or on behalf of the Company have been properly completed and filed on a timely basis and in correct form. As of the date of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon.

     (b) All Taxes with respect to taxable periods or portions thereof covered by such Tax Returns and all other material Taxes (without regard to whether a Tax Return was or is required) for which the Company is otherwise liable that are due have been paid in full and to the extent the Liabilities for such Taxes are not due, adequate reserves have been established on the Pro Forma Business Balance Sheet in accordance with U.S. GAAP.

     (c) The Company has fully complied with all applicable Tax laws prior to the date hereof.

     (d) There is no audit, examination, deficiency or refund Action pending with respect to any Taxes for which the Company is or might otherwise be liable and no taxing authority has given written notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes.

     (e) No Liens for Taxes exist with respect to any of the assets or properties of the Company except Permitted Liens and no claims for Taxes have been asserted in writing with respect to such assets or properties.

     (f) The Company has timely withheld proper and accurate amounts from its employees, customers, shareholders and others from whom it is or was required to withhold Taxes in compliance with all applicable laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

     (g) There are no outstanding commitments or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes of the Company due for any taxable period.

     (h) None of the assets of the Company (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code; (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103 of the Code; or (iii) is property that is required to be treated as being owned by any Person (other than the Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986.

     (i) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (j) The Company is not a partner or a member of any partnership or joint venture, or any other entity classified as a partnership for federal income tax purposes.

     SECTION 3.14.  Labor Matters.  Except as set forth in Schedule 3.14 or as
                    -------------
set forth in the Human Resources Agreement:

     (a) Since March 31, 2000 , there have been no strikes, lockouts, work stoppages, slowdowns pending or, to the knowledge of Seller or the Company, threatened against or involving any employees of the Company. Except as set forth in Schedule 3.14(a), to the knowledge of Seller and the Company, there are no organizational campaigns, petitions or other activity concerning union representation of any Employees. Schedule 3.14(a) contains a true and correct list of each collective bargaining agreement which covers any Employee of the Company. Seller has delivered to SCA copies of each such collective bargaining agreement and, prior to Closing, Seller will deliver each material side agreement.

     (b) As of the date hereof, there are no complaints, charges, claims or grievances against the Company pending or, to the knowledge of Seller or the Company, threatened to be brought or filed with any Governmental Entity, arbitrator or court based on or arising out of the employment by the Company of any employee, except for those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) The Company is in compliance with all laws, regulations, rules and orders of all Governmental Entities relating to the employment of labor, including all such laws, regulations, rules and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, immigration, workers' compensation and layoffs, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) Since March 31, 2000, except for customary bonuses and options granted in the ordinary course of business under the Company's existing Plans, the Company has not made any general uniform increase (other than statutory or routine salary or wage increases) in the compensation of its employees (including, without limitation, any increase pursuant to any bonus, insurance, pension, profit sharing, stock option or other plan or commitment) or any increase in any such compensation payable to any officer, employee, consultant or agent of the Company or entered into any employment severance or termination agreement with any officer or employee, or made any loan to, or engaged in any transaction with, any officers or directors of the Company (other than relating to their employee status).

     (e) Schedule 3.14(e) contains a complete and accurate list, as of January 18, 2001, of all employees of the Company, whether salaried or hourly, and whether or not on layoff, or medical, family or other authorized leave of absence (the "Employees"), along with each such Employee's position, date of hire, and base salary or wage.

     (f) Except as set forth in Schedule 3.14(f), the Company is not a party to any employment, termination, or severance contract or arrangement with any employee that is not terminable at will without costs or penalty.

     (g) Except as indicated in Schedule 3.14(g), neither the Company nor Purchaser will by reason of the Closing be liable to any Employee for severance pay or any other payments (other than accrued salary, vacation or other compensation in accordance with normal policies or benefits under Seller's Benefits Plans).

     (h) The Employees, when considered together with the services to be provided by GPC pursuant to the Transition Agreement, the Human Resources Agreement and all of the services set forth in Schedule 3.14(h), would be sufficient to enable the Company to operate the Business substantially in the same manner as it was operated prior to the Closing.

     (i) Other than Persons who have been terminated or quit or been transferred in the ordinary course of business since April 1, 2000 and except as contemplated by the Human Resources Agreement, no Person who was an employee of the Company or GPC or its Affiliates provided services primarily to or for the benefit of the Company (after giving effect to the distribution of the Excluded Assets) on April 1, 2000, other than the Employees and other Persons who provided or performed services that are to be provided by G-P pursuant to the Transition Agreement and the Human Resources Agreement after the Closing.

     SECTION 3.15.  Absence of Certain Changes.  Except as set forth in
                    --------------------------
Schedule 3.15 or as expressly permitted by this Agreement, since March 31, 2000, the Company has operated its business in the ordinary course consistent with past practice and has not suffered any Material Adverse Effect, determined without reference to the requirement that a Loss must exceed $50,000 (including any damage to or destruction of its properties), and no condition or event, change or development has occurred which, individually or in the aggregate, may result in a Material Adverse Effect on the Company, determined without reference to the requirement that a Loss must exceed $50,000.

     SECTION 3.16.  Customers and Suppliers.
                    -----------------------

     (a) Except with respect to the Excluded Assets, Schedule 3.16(a) sets forth a list of the 20 most significant customers of the Company in terms of revenues for the period April 1, 2000 through October 31, 2000, showing the approximate total revenues from each such customer during such period. Except to the extent set forth in Schedule 3.16(a) or with respect to the Excluded Assets, the Company has not received any notice or has any reason to believe that any significant customer has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced or will substantially reduce, the use of such products, equipment, goods or services at any time.

     (b) Except with respect to the Excluded Assets, Schedule 3.16(b) sets forth a list of the 20 most significant suppliers of raw materials, supplies, merchandise or other goods to the Company in terms of purchases for the period April 1, 2000 through October 31, 2000, showing the amount which the Company paid to each such significant supplier during such period. Except as disclosed in Schedule 3.16(b) or with respect to the Excluded Assets, the Company has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company following the Closing on the same terms and conditions as those with respect to its current sales to the Company, subject only to general and customary price increases.

     SECTION 3.17.  Disclosure.
                    ----------

     (a) No representation or warranty of Seller in this Agreement and no statement contained in any Ancillary Agreement contains any untrue statement or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     (b) No notice given pursuant to this Agreement, including Section 5.1(b), will contain any untrue statement or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c) The written information and materials provided to Purchaser and the representatives of Purchaser described in Schedule 3.17(c), taken as a whole, do not contain any untrue statement or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.18.  Financial Statements
                    --------------------

     (a) Attached as Schedule 3.18 is a true and correct copy of the unaudited consolidated balance sheet of the Company as of December 30, 2000 (the "Company Balance Sheet") and the related unaudited consolidated statement of income for the twelve-month period ended December 30, 2000 (the "Company Income Statement"), in each case prepared by the management of GPC including, in each case, a true and complete description of all accounting policies and procedures used in the preparation thereof (collectively, the "Company Financial Statements").

     (b) Attached as Schedule 3.18 is a true and correct analysis of the financial position of the Business, the left hand column of which is the Company Balance Sheet and the right hand column of which represents the balance sheet of the Company as of December 30, 2000, assuming that the Restructuring had taken place immediately before the closing of the accounts for the balance sheet (the "Pro Forma Business Balance Sheet"). Attached as Schedule 3.18 is a true and correct detailed analysis of the Company Income Statement, the right hand column of which represents the unaudited pro forma income statement for the Business for the same twelve-month period (the "Pro Forma Business Income Statement"). The Pro Forma Business Balance Sheet and the Pro Forma Business Income Statement (collectively, the "Pro Forma Business Financial Statements") were each prepared by the management of GPC in connection with the transactions contemplated hereby. In each case, a true and complete description of all accounting policies and procedures used in the preparation thereof are attached thereto. The Inventories in the Pro Forma Business Balance Sheet have been valued at the lower of FIFO cost or market.

     (c) The Company Financial Statements were prepared from the books and records of the Company and are true and correct and fairly present the financial condition and results of operation of the Company as of the dates and for the periods indicated. Except as described in Schedule 3.18 the Company Financial Statements have been prepared using U.S. GAAP consistent with those used in the preparation of GPC's audited consolidated balance sheet as of December 30, 2000 and the related audited consolidated statement of income for the 12-month period then ended, as filed by GPC with the Securities and Exchange Commission.

     (d) The Pro Forma Business Financial Statements were prepared from the books and records of the Company and management of GPC believes they fairly present on a pro forma basis the financial condition and results of operation of the Business after giving effect to the Restructuring as of the dates and for the periods indicated. The Pro Forma Business Financial Statements contain a detailed, true and complete and verifiable description of all adjustments and the rationale and allocation method used for each adjustment and all other assumptions used in the preparation of the Pro Forma Business Financial Statements, and management of GPC believes that all of such adjustments and assumptions correctly reflect the impact of the Restructuring. All group, corporate and other overhead costs and other allocated costs set forth in the Pro Forma Business Income Statement have been allocated on the basis of the factors set forth in the Pro Forma Business Financial Statements and are not less than the proportional share of the actual costs for such items incurred by GPC.

     In addition, the Pro Forma Business Balance Sheet entry for (x) the underfunding of the Wisconsin Tissue Mills Retirement Plans for Hourly Employees and the Wisconsin Tissue Mills, Inc. Chicago Operations Retirement Plan for Hourly Employees and (y) the accumulated post retirement medical benefit obligations for active union employees is $7,000,000.

     (e) The accounts receivable set forth in the Pro Forma Business Balance Sheet and Company Balance Sheet and to be set forth in the Final Closing Balance Sheet arose, in the case of the Pro Forma Business Balance Sheet and Company Balance Sheet, and except as disclosed on Schedule 3.18 will have arisen, in the case of the Final Closing Balance Sheet, from bona fide sales and deliveries of goods in the ordinary course of business and have been, in the case of the Pro Forma Business Balance Sheet and Company Balance Sheet, and will have been, in the case of the Final Closing Balance Sheet, adequately reserved against therein in accordance with U.S. GAAP.

     (f) All Inventory of the Company consists of good and saleable items of a quality or quantity usable or salable at prevailing prices in the ordinary course of the Company's business and consistent with past practice (after giving effect to the Restructuring), is not stale, obsolete or slow moving and does not relate to discontinued product lines. The quantities of each item of such Inventory (whether raw materials, work-in-progress, or finished goods) were procured or produced for sale in the ordinary course of the Company's business and consistent with past practice (after giving effect to the Restructuring), and the volume of production or purchases thereof and of orders therefor have been consistent with ordinary and necessary production, purchasing and orders. All Inventory included in the Company Balance Sheet and Pro Forma Business Balance Sheet or to be included in the Final Closing Balance Sheet is or will be, as the case may be, reflected at the lower of cost or market value in accordance with U.S. GAAP.

     (g) The fixed assets reflected in the Pro Forma Business Balance Sheet include all fixed assets necessary to support the Business except for fixed assets that are associated with goods and services provided pursuant to the Ancillary Agreements and not located at the Facilities.

     (h) Attached hereto as Schedule 3.18(h) is the projected statement of income of the Business for fiscal year 2001 together with appropriate supporting details and a statement of the underlying assumptions (the "Projections"). The Projections have been prepared by GPC in light of the past operations of the Company. As of November 28, 2000 the Projections, including the underlying assumptions, were believed by GPC to be reasonable and to represent the good faith estimate of GPC and its senior management concerning the Business in 2001 and since such date nothing has come to the attention of GPC or its senior management to change such belief in a material way provided that no representation is made as to the impact of the expected change in ownership of the Company on the prospects of the Business. Without limiting the foregoing, as of November 28, 2000 GPC was of the opinion that the assumptions regarding the levels of overhead and other costs included in the Projections were reasonable based on the historical results of the Company's operations and the likely effect of the Restructuring, and in particular the adjustment to the level of costs for the Business after giving effect to the distribution of the Excluded Assets and since such date nothing has come to the attention of GPC or its management which has caused it to change such opinion in a material way provided that no representation is made as to the impact of the expected change in ownership of the Company on the prospects of the Business. GPC does not represent or warrant that the results set forth in the Projections are achievable by the Business.

     SECTION 3.19.  No Undisclosed Liabilities or Distributions.
                    -------------------------------------------

     (a) Except as set forth in Schedule 3.19 or, to the extent it is reasonably apparent from the review of any other Schedule hereto, as set forth on such other Schedule attached hereto, the Company has no Liabilities (whether absolute, accrued, contingent, or otherwise) except for Liabilities or obligations reflected or reserved against in the Company Balance Sheet and current Liabilities, which have been incurred since the date thereof in the ordinary course of business and consistent with past practice and which will be reflected on the Final Closing Balance Sheet.

     (b) Since December 30, 2000, the Company has not made any distribution of or otherwise transferred any of its assets or properties (including any cash) to or for the benefit of any of its membership unit holders or any of their respective Affiliates, other than any such distribution or transfer contemplated by the Restructuring or the payment of interest on Company Indebtedness in accordance with the terms and conditions of such indebtedness in existence on the date hereof.

     SECTION 3.20.  Transactions with Seller and Affiliate. Schedule 3.20 sets
                    --------------------------------------
forth each transaction or series of related transactions (including, without limitation, the sale, purchase exchange or lease of assets, property or services) to which the Company is or was a party and which are or were for the benefit of Seller or any Affiliate of Seller and all or a part of which were entered into or performed within the last five years. All of such transactions or series of related transactions set forth on or required to be set forth on
Schedule 3.20 were entered into in good faith and are on terms that are no less favorable to the Company than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party.

Sales to Seller or Seller's Affiliates have been made only to fill each purchaser's immediate needs for resale. During the period from January 1, 2000 until the date hereof, the share of sales made to Seller and Seller's Affiliates out of the total sales in the Business has remained constant in amount except for variances that are not material.

     SECTION 3.21.  Title to Securities.  GPC is the beneficial and record
                    -------------------
owner, free and clear of any Liens, of 95% of the outstanding Membership Units and as of the Closing Date will be the beneficial and record owner, free and clear of any Liens, of 100% of the outstanding Membership Units. GPC will sell, transfer, assign and deliver good and valid title to the Securities as provided in this Agreement. GPC has the absolute and unconditional right to purchase all the Membership Units of the Company not owned by it. At the Closing, Purchaser will acquire good and valid title to the Securities, free and clear of any Liens.

     SECTION 3.22.  Capitalization.  On the date of this Agreement, the
                    --------------
Company's authorized capitalization consists solely of 100 common membership units (the "Membership Units"), of which 100 Membership Units are issued and outstanding to the Persons and in the amounts set forth on Schedule 3.22.
Seller has entered into an agreement pursuant to which it is entitled to purchase the 5% membership interest it currently does not own on the terms and conditions set forth therein. The Securities represent all the outstanding equity securities of the Company. Such issued and outstanding Membership Units are validly issued, fully paid and nonassessable. Except (a) as set forth in
Schedule 3.22 hereto, and (b) for rights granted to Purchaser under this Agreement, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any Membership Units of the Company or any other securities of the Company and the Company is not obligated, now or in the future, contingently or otherwise, to issue or purchase any Membership Units of the Company or any other securities of the Company to or from any Person. There are no treasury Membership Units of the Company.

     SECTION 3.23.  Subsidiaries and Equity Interests.  Except as set forth in
                    ---------------------------------
Schedule 3.23, the Company owns no capital stock, membership units or other securities of any Person.

     SECTION 3.24.  GPF Authority, etc.  GPF is a limited liability corporation
                    ------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. GPF has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of GPF. This Agreement has been duly executed and delivered by GPF and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

     SECTION 3.25.  Notes.  GPF is the beneficial and record owner of the Notes,
                    -----
free and clear of any Liens. GPF will sell, transfer, assign and deliver good and valid title to the Notes. At the Closing, Purchaser will acquire good and valid title to the Notes free and clear of any Liens. The outstanding aggregate principal amount of the Notes is $755,200,000.

                                  ARTICLE IV
              Representations and Warranties of Purchaser and SCA
              ---------------------------------------------------

     Each of Purchaser and SCA, with respect to itself only, hereby represents and warrants to Sellers as follows:

     SECTION 4.1.   Organization, Standing and Power.  It is a corporation duly
                    --------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as currently conducted.

     SECTION 4.2.   Authority.
                    ---------

     (a) The execution and delivery by it of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part prior to the Closing. This Agreement and each Ancillary Agreement to which it is a party, when duly executed and delivered by it, will constitute its legal, valid and binding obligation enforceable against it in accordance with its respective terms.

     (b) Each of Purchaser and SCA has all requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each of Purchaser and SCA does not, and the consummation by each of Purchaser and SCA of the transactions contemplated hereby and the compliance by each of Purchaser and SCA with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) its certificate of incorporation or by-laws (or comparable organizational documents), (ii) subject to the filings and other matters referred to in Section 4.2(c), any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to it, or (iii) any of the terms, conditions or provisions of any Contract to which it is a party or by which its properties or assets is bound other than, in the case of clauses (ii) and (iii), any such conflicts, violations or defaults, that, individually or in the aggregate, would not materially impair its ability to perform its obligations under this Agreement. Purchaser is a direct or indirect wholly owned subsidiary of SCA.

     (c) No Permit is required to be obtained or made by or with respect to each of Purchaser and SCA in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby, except for (i) notice to and consent by the United States pursuant to
Section V of the Consent Decree, and (ii) those the failure of which to obtain or make, individually or in the aggregate, would not materially impair its ability to perform its obligations under this Agreement.

     SECTION 4.3.   Available Funds.  SCA has, and on the Closing Date will make
                    ---------------
available to Purchaser, sufficient funds to enable Purchaser to consummate the transactions contemplated hereby.

     SECTION 4.4.   Investment Intent. Purchaser is acquiring the Securities for
                    -----------------
its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Securities in violation of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser understands that the Securities have not been registered under the Securities Act or any state securities or "blue-sky" laws by reasons that depend upon, among other things, the bona fide nature of its
                                                     ---- ----
investment intent as expressed herein and as explicitly acknowledged hereby and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act unless an applicable exemption from registration is available.

     SECTION 4.5.   Accredited Investor; Investment Representations.  Purchaser
                    -----------------------------------------------
is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Purchaser, by reason of its business and financial experience in business, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the purchase of the Securities, is able to bear the economic risk of such investment in the Company, and is able to afford a complete loss of such investment.

     SECTION 4.6.   Litigation; Decrees.  (i) There is no Order in effect to
                    -------------------
which either Purchaser or SCA is a party that is related to or affects the transactions contemplated hereby or in the Ancillary Agreements and (ii) neither Purchaser nor SCA is a party to, or engaged in, or to the knowledge of Purchaser or SCA, has been threatened with, any Action that is related to or affects the transaction contemplated hereby or in the Ancillary Agreements, and, to the knowledge of Purchaser and SCA, no event has occurred or condition exists which would form the basis of any such Action.

                                   ARTICLE V
                                   Covenants
                                   ---------

     SECTION 5.1.   Conduct of Business. During the period from the date of this
                    -------------------
Agreement and continuing until the Closing (except as expressly provided in this Agreement or the Schedules or to the extent that the parties shall otherwise consent in writing), Seller agrees and, as applicable, each of Purchaser and SCA agrees, that:

     (a)  Ordinary Course.  Except for the Restructuring and with respect to
         ---------------
matters contemplated in the Ancillary Agreements or to the extent Purchaser shall otherwise consent in writing, Seller agrees to cause the Company to operate and maintain its properties and assets and otherwise conduct its business only in the usual and ordinary course in substantially the same manner as presently conducted, maintained and operated, and to cause the Company to use all commercially reasonable efforts to preserve intact its properties and assets in their present condition, including the integrity of the Company's trademarks and brands. Except as otherwise provided in this Agreement and the Human Resources Agreement, Seller agrees to cause the Company to use commercially reasonable efforts to (i) preserve intact its current business organization;
(ii) keep available the services of its current officers and employees; (iii) preserve its relationship with customers, suppliers, licensers, licensees, advertisers, distributors and others having business dealings with the Company;
(iv) retain for the benefit of the Company all material current customer contracts on terms and conditions which are no less favorable to the

Company than the terms and conditions that are currently in existence; (v) preserve goodwill; (vi) maintain all existing business permits, licenses, qualifications and authorizations; and (vi) comply in all material respects with applicable Laws, including Environmental Laws. Seller will cause the Company to enter into transactions with Seller or Seller's Affiliates only on terms that are no less favorable to the Company than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party. Sales to Seller or Seller's Affiliates shall be made only to fill each purchaser's immediate needs for resale. Seller will, and agrees to cause the Company to, discuss with Purchaser, SCA and their representatives, as and when requested but upon reasonable prior notice, the status of the Company's operations and finances. Seller agrees to cause the Company to not increase the salary of any employee and not hire or terminate the employment of any employee except in each case in the ordinary course of business and consistent with past practices or in accordance with the terms of the Human Resources Agreement.

     (b)  Notice of Changes.  Seller shall promptly advise Purchaser in writing
          -----------------
of the occurrence of any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company. In addition, from the date of this Agreement until the Closing Date, Seller will promptly notify Purchaser in writing of (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby;
(iii) any actions or investigations commenced or, to the knowledge of Seller, threatened, and related to the Company or its properties, assets or business which could reasonable be expected to have a Material Adverse Effect; (iv) any Order or notification relating to any material violation or claimed violation of Law by the Company; (v) the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence or nonexistence or occurrence or nonoccurrence of which does or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and (vi) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no
                                                  --------  -------
notice of the facts, conditions or circumstances referred to therein delivered pursuant to this Section 5.1(b) may be considered in determining the fulfillment of the conditions set forth in Article VI of this Agreement or be effective to cure or correct any breach of a representation, warranty or covenant which would have existed by reason of Seller's not giving such notice and will not limit or otherwise affect the remedies available to Purchaser.

     (c)  Forbearance by Seller. Except for the Restructuring or as contemplated
          ---------------------
by the Ancillary Agreements or disclosed in Schedule 3.9(b), Seller will not permit the Company to:

          (i) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business and consistent with past practices;

          (ii) amend or otherwise modify, or terminate, any Material Contract, or enter into any other Material Contract, other than with the consent of Purchaser;

          (iii) increase or enhance in any manner the compensation or benefits of any of its Employees or pay any pension or retirement benefit not required by any existing Plan or Contract to any such Employee, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any such Employee, other than increases in the compensation of such Employees who are not officers or directors of the Company made pursuant to collective bargaining agreements or in the ordinary course of business and consistent with past practice, or, except to the extent required by Law, Plan or any Contract delivered to Purchaser prior to the date hereof, voluntarily accelerate the vesting of any compensation or benefit to any Employee of the Company; provided, however, that the
                                             --------  -------
     foregoing shall not in any way prohibit Seller from increasing or enhancing the compensation or benefits of any Person who is jointly employed or is a joint officer of the Company and Seller; and provided, further, that such
                                                  --------  -------
     Person will not be an Employee of the Company after the Closing;

          (iv) waive, amend or allow to lapse any term or condition of any confidentiality, "standstill," consulting, advisory or employment Contract;

          (v) enter into any transaction with any Affiliate other than in the ordinary course of business and consistent with past practice;

          (vi)   amend its operating agreement or other governing documents;

          (vii) issue or sell any membership units or any other securities or issue any securities convertible into or exchangeable for, or options, warrants to purchase, script, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any membership units or any of its other securities, or enter into any arrangement or contract with respect to the purchase or voting of membership units, or adjusting, splitting, reacquiring, redeeming, combining or reclassifying any of its securities, or making any other changes in its capital structure;

          (viii) incur (contingently or otherwise) any indebtedness for borrowed money;

          (ix) incur (contingently or otherwise) any other debt or other obligation to pay money except for normal operating purposes in the ordinary course of business;

          (x) declare, set aside or pay any dividends (in cash or in kind) on, or make any distributions in respect of, the Membership Units (or any other security) of the Company;

          (xi) guarantee or enter into any obligation to guarantee the obligation of any Person;

          (xii) mortgage, pledge or subject to any Lien, charge or other encumbrance, any of the assets or properties of the Company or Business;

          (xiii) cancel any debt or claim or waive any right, or purchase or otherwise acquire or lease any properties or assets, in each case except in the ordinary course of business and consistent with past practices;

          (xiv) permit to lapse any right with respect to any Intellectual Property or other intangible asset used in the conduct of the Business;

          (xv) accelerate the collection of accounts receivable, delay the payment of accounts payable or defer maintenance and other expenses, reduce inventories, or otherwise increase cash on hand, in a manner, in each case, inconsistent with past practice or not in the ordinary course of business;

          (xvi) repay any indebtedness for borrowed money, except as required by existing debt instruments;

          (xvii) make any material tax election, settle or compromise any liability for Taxes, prepare and file tax returns other than on a basis consistent with the Company's past practices or, other than in the ordinary course of business, engage in any transaction or operate the business in a manner that would directly or indirectly result in any liability for Taxes of the Company;

          (xviii) make any change in its accounting methods or practices; or

          (xix)   take or agree to take any of the foregoing actions.

     SECTION 5.2.   Access to Information.  Seller shall and shall cause the
                    ---------------------
Company to afford to Purchaser, SCA and their representatives reasonable access during normal business hours and upon reasonable prior notice during the period prior to the Closing to all the Company's properties, books, Contracts, commitments and records and during such period shall furnish promptly to Purchaser any information concerning the Business as Purchaser may reasonably request; provided, however, that they shall be under no obligation to disclose
         --------  -------
to Purchaser (i) any information the disclosure of which is restricted by contract or applicable law except in strict compliance with the applicable contract or law; and (ii) any information as to which the attorney-client or work product privilege may be available, until a mutually satisfactory confidentiality agreement has been executed by Purchaser and Seller (which the parties agree to negotiate in good faith). Purchaser acknowledges that any information being provided to it or its representatives by Seller or Company pursuant to or in connection with this Agreement is subject to the terms of the Confidentiality Agreement, which terms are incorporated herein by reference.

     SECTION 5.3.   Governmental Approval, Etc.
                    --------------------------

     (a) Seller shall as promptly as practicable, but in no event later than two business days following the execution and delivery of this Agreement, notify the United States Department of Justice of this Agreement and all Ancillary Agreements as required by the Consent Decree. Each party agrees that it shall promptly provide to the United States Department of Justice any supplemental information requested by it. The parties shall consult with each other before responding in writing to any comment or request for information made by the Department of Justice or by the court and shall, if appropriate, allow the other party to attend any hearings, meetings and interviews in which it participates provided that no party shall be obligated to share any competitive or other confidential information. Seller shall take all commercially reasonable efforts with respect to the United States Department of Justice to ensure that Purchaser, and after the Closing, the Company, receive the benefits of this Agreement and the Ancillary Agreements. Notwithstanding the terms of the Parent Roll Supply Agreement, the parties agree to use their best efforts (which shall not require the expenditure of funds or the retention of any consultant or outside expert) to obtain the approval of the United States Department of Justice to a term of eight years for the Parent Roll Supply Agreement (an original term of three years plus five one-year extensions) and upon obtaining any such consent, to modify the form of the Parent Roll Supply Agreement prior to the execution thereof to reflect such change in the term of such agreement.

     (b) Each of Purchaser and Seller shall as promptly as practicable comply with any other laws of any country which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person in connection with such transactions is necessary. Each of Purchaser and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration or declaration which is necessary under any such laws. Each of Purchaser and Seller shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity, and shall comply promptly with any such inquiry or request.

     SECTION 5.4.   Environmental Matters.  Seller shall commence prior to the
                    ---------------------
Closing Date and thereafter diligently pursue to completion the remediation, compliance plans, and other actions listed on Schedule 5.4. This obligation shall survive until such remediation is complete.

     SECTION 5.5.   Expenses. Whether or not the Closing takes place, and except
                    --------
as otherwise specifically provided in this Agreement (including with respect to Transfer Taxes as defined in Section 5.11(c)), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     SECTION 5.6.   Brokers or Finders. Each of Purchaser and Seller represents,
                    ------------------
as to itself and its affiliates, that no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Seller and its Affiliates, Merrill Lynch & Co., Inc., whose fees and expenses will be paid by Seller and, as to Purchaser and its Affiliates, Credit Suisse First Boston Corporation, whose fees and expenses will be paid by Purchaser. Each of Purchaser and SCA on the one hand and Seller on the other hand respectively agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to the fees of Merrill Lynch & Co., Inc. in the case of Seller, and Credit Suisse First Boston Corporation in the case of Purchaser and SCA, and any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its Affiliates. The obligations set forth in the preceding sentence shall survive the Closing for a period equal to the applicable statute of limitations, as extended or tolled, plus 90 days.

     SECTION 5.7.  Restructuring.  Seller shall consummate and shall cause the
                   -------------
Company to consummate the Restructuring in the manner and on the terms and conditions set forth on Schedule 5.7 hereto.

     SECTION 5.8.  No Oral Representations.  Purchaser acknowledges and agrees
                   -----------------------
that none of Seller, its representatives or any other person has made any oral representation or warranty, expressed or implied, with respect to the Company, its assets, properties or business or the accuracy or completeness of any information regarding the Company or its properties, assets or business furnished or made available to Purchaser and its representatives.

     SECTION 5.9.  Purchaser Notices.  From the date of this Agreement until
                   -----------------
the Closing Date, Purchaser and SCA will promptly notify Seller in writing of
(i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby; (iii) the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence or nonexistence or occurrence or nonoccurrence of which does or would cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and (iv) any failure of either of them to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either of them hereunder; provided, however, that no notice of the facts, conditions or circumstances
--------  -------
referred to therein delivered pursuant to this Section 5.9 may be considered in determining the fulfillment of the conditions set forth in Article VI of this Agreement or be effective to cure or correct any breach of a representation, warranty or covenant which would have existed by reason of Purchaser's or SCA's not giving such notice and will not limit or otherwise affect the remedies available to Seller.

     SECTION 5.10. Accounts Receivable.  Seller agrees to promptly pay to
                   -------------------
Company an amount equal to the aggregate amount of all accounts receivable net of any reserves for bad debts, as in existence on the Closing Date, to the extent not paid in full within 90 days of the Closing Date (the "Bad Receivables"). To the extent Seller pays to Company any amounts required to be paid pursuant to the foregoing sentence with respect to any Bad Receivables, Purchaser agrees to cause the Company to transfer to GPC such Bad Receivable.

     SECTION 5.11. Allocation; Tax Matters.
                   -----------------------

     (a) Within 180 days following the Closing, Purchaser shall prepare and deliver to Seller a statement (the "Allocation Statement") allocating the Purchase Price and any assumed Liabilities among the assets of the Company in accordance with Treas. Reg. (S)1.1060-1T (or any comparable provision of state or local tax laws). Seller will have the right to raise reasonable objections to the Allocation Statement within ten days after receipt thereof, in which case Purchaser and Seller will negotiate in good faith to resolve said objections. Purchaser and Seller shall agree upon revisions to the Allocation Statement to reflect any adjustments to the consideration for Tax purposes. Purchaser and Seller and each of their respective Affiliates shall report the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, as it may be revised from time to time, and shall not take any position inconsistent therewith in any examination of any Tax Return, in any refund claim or in any litigation or investigation, except as required by applicable law.

     (b) Purchaser and Seller shall file and cause to be filed all Tax Returns and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement, as it may be revised from time to time. Purchaser shall prepare Internal Revenue Service Form 8594 pursuant to Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement, as it may be revised from time to time, and deliver such form to Seller. Purchaser and Seller shall file, or cause the filing of, such form with each relevant taxing authority.

     (c) Seller shall bear, and to the extent permitted by law shall pay, all transfer, documentary, sales, use, registration, stamp, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property gains Taxes), including any penalties, interest and additions to Tax, incurred in connection with the transactions contemplated hereby and any Taxes or other costs relating to a transfer, or that would not otherwise be payable in the absence of such transfer (including as a result of the transactions contemplated by this Agreement and including the use of a Tax attribute to reduce Taxes) ("Transfer Taxes"), and Seller shall reimburse Purchaser for any Transfer Taxes paid by Purchaser within 30 days of Purchaser's written request. Seller and Purchaser shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax laws and in making arrangements that lawfully minimize Transfer Taxes without increasing other Taxes above the amount that would otherwise be payable in the absence of such arrangements. To the extent it is legally able to do so, Purchaser shall deliver to Seller exemption certificates satisfactory in form and substance to Seller with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be imposed.

     (d) At the Closing, Seller shall deliver to Purchaser a duly executed certificate certifying that the transaction contemplated hereby is exempt from withholding under Section 1445 of the Code.

     (e) Seller shall prepare and file or shall cause to be prepared and timely filed all Tax Returns with respect to the Company, its assets or activities that
(i) are required to be filed on or before the Closing Date or (ii) are required to be filed after the Closing Date and are with respect to Income Taxes for taxable periods ending on or before the Closing Date. Purchaser shall prepare or cause to be prepared and shall file or cause to be filed all other Tax Returns required of the Company or in respect of its assets or activities. Any such Tax Returns that include periods ending on or before the Closing Date or that include the activities of the Company prior to the Closing Date shall, insofar as they relate to the Company, be prepared in accordance with the methodology used in prior taxable years.

     (f) Seller shall pay or cause to be paid all Taxes of the Company, its assets and activities, due (i) for all tax periods ending on or before the Closing Date and (ii) for that portion of any Straddle Period that ends on the Closing Date. Purchaser shall pay or cause to be paid all Taxes owed by the Company other than Taxes described in the preceding sentence.

     (g) Purchaser and Seller shall each provide the other with such assistance as may be reasonably requested (including making officers, employees and agents reasonably available to provide information or testimony) in connection with the preparation of any Tax Return or any audit or other proceeding that relates to the Company. Purchaser and Seller each shall, and shall cause their Affiliates to, retain until seven years after the Closing Date all Tax Returns, schedules, work papers and other records that are owned by such Person immediately after the Closing and that relate to the Company, its assets and activities; after the end of such period, before disposing of any such Tax Returns, schedules, work papers or other records, each shall give notice to such effect to the other, and shall give the other, at the other's cost and expense, a reasonable opportunity to remove and retain all or any part of such Tax Returns, schedules, work papers or other records as the other may select.

     (h) In the event any Tax authority informs Seller on the one hand, or Purchaser on the other, of any notice of a proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other party may incur Liability hereunder, the party so informed shall promptly notify the other party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax Liability in reasonable detail and shall be accompanied by copies of the relevant portions of any notice or other documents received from any Tax authority with respect to such matter.
The failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the other party has actually been prejudiced as a result of such failure.

     (i) The filing party under this Section 5.11 shall control any audits, disputes and administrative, judicial or other proceedings related to Taxes with respect to which either party may incur Liability hereunder. Subject to the preceding sentence, in the event an adverse determination may result in each party having responsibility for an amount of Taxes under this Section 5.11, each party shall be entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur Liability hereunder. For purposes of this Section 5.11 the term "participation" shall include (i) participation in the portion of conferences, meetings or proceedings with any Tax authority, the subject matter of which includes an item for which such party may have Liability hereunder; (ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which a party may have Liability hereunder; and (iii) with respect to the matters described in the preceding clauses (i) and (ii), participation in the portion of the submission and determination of the portion of the content of the documentation, protests, memorandum of fact and law, briefs, and the conduct of oral arguments and presentations.

     (j) In the case of any Straddle Period: (i) the periodic Taxes of the Company that are not based on income or receipts (e.g., property Taxes) for the portion of any Straddle Period ending on the Closing Date (the "Pre-Closing Tax Period") shall be computed based upon the ratio of the number of days in the Pre-Closing Tax Period and the number of days in the entire Tax Period; and (ii) Taxes of the Company for the Pre-Closing Tax Period (other than Taxes described in clause (i)) shall be computed as if such taxable period ended as of the close of business on the Closing Date, and in the case of any Taxes of the Company attributable to the ownership by the Company of any equity interest in any partnership of other "flow-through" entity, as if the taxable period of such partnership ended as of the close of business on the Closing Date.

     (k) Purchaser and Seller hereby agree to utilize the "Standard Procedure" set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, or a corresponding future revenue procedure or other administrative pronouncement with regard to the reporting requirements attributable to wages paid or to be paid to employees of the Company.

     SECTION 5.12.  Ancillary Agreements.
                    --------------------

     (a) GPC shall, and each of the parties as appropriate shall cause the Company to, enter into the Parent Roll Supply Agreement, Finished Goods Agreement, Human Resources Agreement, Transition Agreement, Sludge Agreement and Coronet License Agreement. SCA shall enter into the Guaranty attached to the Human Resources Agreement.

     (b) Seller agrees to dismantle the Transferred Equipment in the presence of representatives of Purchaser and ship it to the destinations directed by Purchaser, at the sole cost and expense of Seller. The Transferred Equipment shall be reinstalled by Purchaser, at the sole cost and expense of Purchaser. Seller agrees to take such actions (at the sole cost and expense of Seller) as are necessary to ensure that the Transferred Equipment is capable of producing the products specified on Schedule 5.12(b) in the quantities therein set forth and that the Transferred Equipment that are napkin converting machines are in a condition capable of being certified by Wendy's or Burger King, as applicable, for the manufacture of the products specified on Schedule 5.12(b).

     SECTION 5.13.  [Intentionally Omitted].
                     ---------------------

     SECTION 5.14.  Gary, Indiana Access.  Seller shall obtain with reasonable
                    --------------------
promptness a permanent easement for pedestrian and vehicular ingress and egress (and the parking and loading of vehicles), in form and substance reasonably satisfactory to Purchaser, for the Owned Property in Gary, Indiana over the area of the Walbash Railroad property labeled "Asphalt Pavement" and the access way to "Waite Street," as shown on the Falk PLI Engineering & Surveying survey #02AA0476 dated December 12, 2000.

     SECTION 5.15.  Litigation Cooperation.  After the Closing, each of the
                    ----------------------
parties shall cooperate in the defense or prosecution of claims relating to the Company or the business of the Company whether or not such claims arise prior to the Closing. Such cooperation shall include the retention of records in accordance with each party's respective retention policy and the provision of records and information which are reasonably relevant to such claims and making Employees available on a mutually convenient basis to provide additional information and assistance with such claims.

     SECTION 5.16.  Intellectual Property.
                    ---------------------

     (a) Seller shall reasonably cooperate with the Company, Purchaser and their assignees and successors in interest in executing any documents that may be necessary to secure, confirm, evidence or establish the Company's ownership of or rights to the Company's Intellectual Property.

     (b) Immediately after the Closing, Purchaser will cause the Company to submit to the appropriate governmental and jurisdictional authorities the appropriate materials to change its name so that after giving effect to such change the name of the Company does not include the words "Georgia-Pacific," "G-P," "G-P Tissue" or any confusingly similar words. The Company shall not commercially use the words "Georgia-Pacific" or "G-P" or any confusingly similar words in connection with the Business or in connection with any product or service after the Closing; provided, however, that the Company shall have the
                           --------  -------
right to commercially use such terms on Inventory of finished goods existing on the Closing Date and goods packed in packaging materials included in Inventory on the Closing Date for such time as it takes to deplete such Inventory but in any event for not longer than 12 months after the Closing Date.

     (c) Seller agrees that it, its Affiliates, or assignees and successors in interest shall not assert or bring any action or proceedings based upon Seller's Intellectual Property, either issued or pending as of the date of Closing, that restricts or limits the Company's ability to conduct the Business in the same manner as it had been conducted prior to the date of Closing.

     SECTION 5.17.  Supplemental Disclosure.  Each party shall have the right
                    -----------------------
from time to time prior to the Closing to supplement or amend the Schedules (other than Schedule 5.7) with respect to any matter required to be set forth or described in such Schedules by such party; provided, that no such supplement or
                                           --------
amendment shall be deemed to be a waiver of any kind with respect to the breach of any representation or warranty previously made, affect the right of a party to terminate this Agreement pursuant to Section 7.1, or be taken into consideration in determining whether or not the conditions precedent set forth in Article VI have been satisfied.

     SECTION 5.18.  Negotiations with Others.  Seller will not (and Seller will
                    ------------------------
not cause or permit the Company or any of Seller's or the Company's directors, officers, employees, agents or representatives to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of the Securities or the assets, properties or business of the Company; or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek, initiate or encourage any of the foregoing. Seller will notify Purchaser immediately if Seller, the Company or any of their directors, officers, agents, employees or representatives receives any proposal, offer, inquiry or contact with respect to the foregoing.

     SECTION 5.19.  Non-Solicitation  .
                    ----------------

     (a) Seller on the one hand, and the Company and SCA on the other, agree that, except pursuant to the Human Resources Agreement, for a period of one year from the date of Closing, (i) none of Seller or any of its Affiliates shall hire any individual who was an employee of the Company on the date of Closing and
(ii) none of the Company, SCA or any of their Affiliates shall, except to the extent permitted by the Consent Decree, hire any individual who was an employee of either GPC, or its subsidiaries (other than the Company) on the date of Closing. Thereafter, for a period of one year no party shall solicit for employment any such individual, except for any solicitation by Purchaser or its Affiliates to the extent permitted by the Consent Decree; provided, however, that general advertisement
                                 --------  -------
of job openings shall not constitute a solicitation and during the second such period, hiring employees of other parties who make unsolicited approaches seeking employment shall not be prohibited.

     (b) In the event the transactions contemplated by this Agreement and the Ancillary Agreements result in a "reportable event" as defined in Section 4043 of ERISA with respect to any Assumed Benefit Plan, Seller shall file any required notification within 30 days of the date this Agreement is executed.

     SECTION 5.20.  Unisource.  Seller shall cause Unisource Worldwide, Inc.
                    ---------
("UWW"), a wholly owned subsidiary of GPC, to enter into a distribution agreement with the Company pursuant to which UWW shall be obligated for a period of two years after the Closing to purchase annually from the Company a volume of cases of away-from-home tissue products equal to the volume of purchases made by UWW from the Company of products marketed in the Business during the period beginning January 1, 2000 and ending October 31, 2000 (on an annualized basis) and of substantially similar types of products on terms and conditions consistent with prevailing market terms and conditions. After the expiration of such two-year period, GPC will cause UWW to consider utilizing the Company as a supplier of AFH tissue products on a basis no less favorable than other potential suppliers in light of its needs, and the price, volume and terms and conditions offered by the Company.

     SECTION 5.21.  Maintenance of Insurance.  Until the Closing Date, Seller
                    ------------------------
shall maintain or cause the Company to maintain in full force and effect all presently existing insurance coverage with respect to the Company and the operation of its business, and will take no action which will cause a retroactive cancellation, or a lapse or reduction of the benefits, thereof.

     SECTION 5.22.  Resignations.  On the Closing Date, Seller shall cause to
                    ------------
be delivered to Purchaser duly signed resignations, effective immediately after the Closing, of the auditors and Managers of the Company, and Seller shall take all action as is necessary to accomplish the foregoing.

     SECTION 5.23.  Certifications.  Seller shall use its commercially
                    --------------
reasonable efforts to obtain and assist the Company in obtaining any certification or other Consent for or with respect to any of the Facilities required or reasonably necessary to supply AFH tissue products to any Person that was a customer of the Company on the Closing Date or at any time during the six-month period ending on the Closing Date.

     SECTION 5.24.  Licensed Computer Software and Leased Computer Hardware.
                    -------------------------------------------------------

     (a) Notwithstanding any other provision of this Agreement and other than with respect to matters contemplated in the Ancillary Agreements, Seller shall not be responsible for obtaining or paying for (except as set forth in 5.24(d), below) any necessary novations, transfer or other agreements, consents, approvals, signatures or waivers (collectively "Assignments") necessary for the assignment, sublicense, transfer or novation of any computer software license not appearing on Schedule 3.7(g) or which is characterized as non-assignable on
Schedule 3.7 (g) and computer hardware leases necessary to permit Purchaser to conduct the Business after the

Closing Date in the manner in which it was operated prior to the Closing Date (collectively, the "IT Licenses and Leases"). Purchaser shall be responsible for fulfilling, completing and discharging all of the obligations and liabilities of Seller in the IT Licenses and Leases. After the Closing, Purchaser shall take all actions reasonably necessary to relieve Seller and its affiliates of the burdens of performance and other obligations under the IT Licenses and Leases, including obtaining and paying for consent to assign or subcontract, if necessary, all IT Licenses and Leases. Purchaser agrees to and shall indemnify and hold harmless Seller and its affiliates from and against any and all obligations and liabilities of Seller relating to such performance or failure to perform under such IT Licenses and Leases.

     (b) If Seller or its Affiliates shall be unable to make the assignments described in Section 5.24(a), or if such attempted assignment would give rise to any right of termination or would otherwise adversely affect the rights of Seller or its Affiliates or Purchaser under such IT Licenses and Leases, or would not assign all of the rights of Seller and its Affiliates thereunder at the Closing, Seller and its Affiliates shall be under no obligation to provide Purchaser with all such rights. To the extent that Purchaser is provided the benefits of any IT Licenses and Leases referred to herein, Purchaser shall perform at the direction of Seller and for the benefit of any third Person the obligations of Seller and its Affiliates thereunder or in connection therewith, and, except as provided in Section 5.24(d), Purchaser agrees to pay, perform, discharge and indemnify Seller against, and hold Seller harmless from, all obligations and liabilities of Seller and its Affiliates relating to such performance or failure to perform, and in the event of a failure of such indemnity, Seller shall cease to be responsible in respect of any of the obligations under any of the IT Licenses and Leases which is the subject of such failure.

     (c) In connection with obtaining the consents contemplated by this Section 5.24, Purchaser shall not consent to any modification of any of the IT Licenses or Leases which would adversely affect the rights of Seller and its Affiliates without the prior written consent of Seller.

     (d) Immediately after the Closing, GPC shall deposit with the Company, $150,000 (the "IT Fund") for the purpose of paying for any necessary Assignments, and if Assignment of a particular software license is not obtainable, purchasing a new software license. Purchaser shall have the period of six (6) months from the Closing Date to determine if any Assignments are necessary and appropriate, and if so, to obtain and pay for them using any proceeds available in the IT Fund. Any portion of the IT Fund that remains unused after the date that is six (6) months from the Closing Date shall be paid by the Company to GPC.

     SECTION 5.25.  Post Closing Deliveries.  Seller shall, at its own cost
                    -----------------------
and expense, continue to deliver to Purchaser from time to time after the Closing upon their receipt thereof, any books, records (including any employment and personnel records), papers and other files relating to the Business which have not previously been delivered to Purchaser.

     SECTION 5.26.  PWC Report.  Each party hereto shall cooperate with the
                    ----------
other parties hereto and use its reasonable commercial efforts to cause PWC to deliver the PWC Report, including but not limited to, providing PWC and its representatives access to all books and records of the Company, GPC and its Affiliates which in any way relate to the Company, the Business or any income, revenue, costs, or charges allocated to the Company or the Business; provided,
                                                                     --------
however, that no party shall be under any obligation to disclose (i) any
-------
information the
disclosure of which is restricted by contract or applicable law except in strict compliance with the applicable contract or law; and (ii) any information as to which the attorney-client or attorney-work product privilege may be available, until a mutually satisfactory confidentiality agreement has been executed (which the parties agree to negotiate in good faith).

     SECTION 5.27.  Undertaking to Keep Proprietary Information Confidential.
                    --------------------------------------------------------
Seller agrees that, during a period of five years from Closing, Seller shall, and shall cause any successor of Seller to, treat as confidential all information in Seller's possession and relating to the Business which has been treated as confidential by Seller or the Company and not disclose such information to any third party or use it for purposes of competing with the Company or Purchaser or any successor in the Business. Purchaser agrees that, during a period of five years from the Closing, Purchaser shall, and shall cause the Company to, treat as confidential all information in Purchaser's or the Company's possession and relating to the Excluded Assets which has been treated as confidential by Seller or the Company and not disclose such information to any third party or use it for purposes of competing with GPC and its Affiliates in the AFH tissue business. Notwithstanding the foregoing, a party shall be permitted to disclose confidential information to the extent required by Law and each party agrees to (x) promptly notify the other party to the extent it is required by Law to disclose such confidential information so as to permit such other party to timely object to the disclosure of such confidential information and (y) cooperate with the other party in order to seek an appropriate protective order. Confidential information shall not include any information that (i) was publicly available when disclosed by one party hereto (the "Disclosing Party") to another party hereto (the "Receiving Party") or (ii) later becomes publicly available through no fault of the Receiving Party or
(iii) is disclosed to the Receiving Party by a third party who did not thereby breach an obligation of confidentiality against the Disclosing Party.

     SECTION 5.28.  Prohibited Transactions.  So long as GPC's indemnity
                    -----------------------
obligations pursuant to Article VIII are in effect, GPC agrees that it will not, in a single transaction or through a series of related transactions, sell, convey, assign, transfer, lease or otherwise dispose of, all or substantially all of its properties or assets to any Person or group of Persons (including to its stockholders by way of a "Morris Trust" spin off, spin out or other similar transaction) unless after giving effect thereto such Person or group of Persons agrees to be bound by all of GPC's obligations under and pursuant to this Agreement and the Ancillary Agreements. Seller agrees that to the extent GPC breaches its obligations under this Section 5.28 that monetary damages will not be adequate and Seller hereby agrees that specific performance or injunctive relief will be available to the Company.

     SECTION 5.29.  Obligation of SCA.  SCA agrees to cause Purchaser to
                    -----------------
comply with its obligations and agreements contained herein.

     SECTION 5.30.  Delivery of Certain Inventories.  GPC shall at Closing
                    -------------------------------
ship to the Company at the Facilities or outside warehouses specified by Purchaser, at GPC's sole cost and expense, all the Company's Inventories of finished goods not located at any of the Facilities or outside warehouses.

     SECTION 5.31.  Warren and Washington Industry Development Agency.  As
                    -------------------------------------------------
soon as practicable after the date hereof, GPC shall contact the appropriate authorities at the counties of

Warren and Washington Industrial Development Agency (the "IDA") to advise the IDA of the terms of the transactions contemplated hereby and to request that GPC be released from its guaranty (the "GPC Guaranty") of the Company's obligations under the Lease between the IDA and Wisconsin Tissue Mills Inc. ("WT") dated February 1, 1998 (the "IDA Lease") and the Agreement For Payment in Lieu of Taxes between the IDA and WT dated February 1, 1998 (the "PILOT"). GPC shall provide to SCA reasonable prior notice of such contact and provide SCA with an opportunity to participate in the discussions if it so elects. SCA agrees that in the event the IDA requires as a condition to the release of the GPC Guaranty that SCA or an Affiliate of SCA provide a guaranty of the Company's obligations under the IDA Lease and the PILOT in form and substance substantially similar to the GPC Guaranty, SCA will, or will cause its Affiliates to, provide such guaranty. SCA shall also provide such reasonable information regarding its financial condition to the IDA in the event the IDA requests such information as a condition to granting such consent.

                                  ARTICLE VI
                             Conditions Precedent
                             --------------------

     SECTION 6.1.  Conditions to Each Party's Obligation.  The obligation of
                   -------------------------------------
Purchaser to purchase the Securities and the obligation of Seller to sell, assign, transfer, convey and deliver the Securities to Purchaser, and to complete the other actions contemplated by this Agreement to occur at the Closing, shall be subject to the satisfaction prior to the Closing of the following conditions:

     (a) Consent to the divestiture.  Seller shall have received written notice
         --------------------------
from the Department of Justice of the United States that the United States does not oppose the completion of the transactions contemplated herein and in the Ancillary Agreements.

     (b) No Injunctions or Restraints.  No temporary restraining order,
         ----------------------------
preliminary or permanent injunction or other legal restraint or prohibition preventing the purchase and sale of the Securities or the other transactions contemplated hereby or in the Ancillary Agreements shall be in effect; provided,
                                                                       --------
however, that each of Purchaser and Seller shall have used their commercially
-------
reasonable efforts to prevent the entry of any such order, injunction or other restraint or prohibition against it and to appeal as promptly as possible any such order, injunction or other restraint or prohibition that may be entered against it.

     SECTION 6.2.  Conditions to Obligation of Purchaser.  The obligation of
                   -------------------------------------
Purchaser to purchase the Securities is subject to the satisfaction at and as of the Closing of each of the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as otherwise contemplated by this Agreement but without giving effect to any amendment or supplement permitted by Section 5.17), and Purchaser shall have received a certificate from Seller signed by an authorized officer of Seller to such effect.

     (b)  Performance of Obligations of Seller.  Seller shall have performed or
          ------------------------------------
complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and Purchaser shall have received a certificate from Seller signed by an authorized officer of Seller to such effect.

     (c)  Opinion of Seller's Counsel.  Purchaser shall have received an opinion
          ---------------------------
dated the Closing Date of Kenneth F. Khoury, Esq., Vice President and Deputy General Counsel of GPC, substantially in the form of Exhibit C.
                                                     ---------

     (d) The Final PWC Report shall have been delivered by PWC and show an EBITDA for the Business for the fiscal year 2000 of not less than fifty-eight million dollars ($58,000,000).

     (e)  [Intentionally Omitted.]

     (f) Since March 31, 2000, there shall not have occurred any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company.

     (g) Seller shall have delivered to Purchaser certificates representing the Securities, duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer.

     (h) Effective immediately prior to the Closing, all amounts then payable by Seller or any Affiliate of Seller (except for trade payables of UWW incurred in the ordinary course) to the Company shall have been repaid in full.

     (i) The Company shall have consummated the Restructuring in the manner and on the terms and conditions set forth in Schedule 5.7.

     (j)  [Intentionally Omitted.]

     (k) Seller shall have delivered to SCA and Purchaser an original executed copy of the WISCO Release.

     (l) Seller shall have delivered to Purchaser all of the material books, records (including employment and personnel records), papers and other files and materials relating to the Business.

     (m) Seller shall have delivered to Purchaser all necessary Consents required by the Transition Agreement.

     (n) Purchasers shall have received a copy of the written notice specified in Section 6.1(a).

     (o) Seller shall have delivered to Purchaser a written certification that Seller is ready, willing and able to perform all its post Closing employee leasing and other obligations required by the Human Resources Agreement.

     SECTION 6.3.  Conditions to Obligation of Seller.  The obligation of Seller
                   ----------------------------------
to sell, assign, transfer, convey, and deliver the Securities is subject to the satisfaction at and as of the Closing of each of the following conditions:

     (a)    Representations and Warranties. The representations and warranties
            ------------------------------
of each of Purchaser and SCA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as otherwise contemplated by this Agreement but without giving effect to any amendment or supplement permitted by Section 5.17), and Seller shall have received a certificate signed by an authorized officer of each of Purchaser and SCA to such effect.

     (b)    Performance of Obligations of Purchaser and SCA. Each of Purchaser
            -----------------------------------------------
and SCA shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and Seller shall have received a certificate signed by an authorized officer of each of Purchaser and SCA to such effect.

     (c)    Opinion of Purchaser's Counsel.  Seller shall have received (i) an
            ------------------------------
opinion dated the Closing Date of Chadbourne & Parke LLP, special counsel to Purchaser, substantially in the form of Exhibit D; and (ii) an opinion dated the
                                        ---------
Closing Date of Anders Nyberg, Esq., General Counsel of SCA, substantially in the form of Exhibit E.
            ---------

                                  ARTICLE VII
                       Termination, Amendment and Waiver
                       ---------------------------------

     SECTION 7.1.  Termination.
                   -----------

     (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

            (i)     by mutual written consent of Seller and Purchaser;

            (ii) by Seller if any of the conditions set forth in Sections 6.1 or 6.3 shall have become incapable of fulfillment (other than through the failure of Seller or GPF to comply with their obligations under this Agreement), and shall not have been waived by Seller; provided, that to the
                                                           --------
     extent Purchaser or SCA advises Seller pursuant to Section 5.9 that any such condition has become incapable of fulfillment (other than through the failure of Purchaser to comply with its obligations under this Agreement) and such notice makes specific reference to this Section, Seller may only exercise its right to so terminate this Agreement pursuant to this Section 7.1(a)(ii) as a result of such condition becoming incapable of fulfillment for a period of twenty days after receipt of the notice specified in such
     Section 5.9;

            (iii) by Purchaser or SCA if any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment (other than through the failure of Purchaser or SCA to comply with its obligations under this Agreement), and shall not have been waived by Purchaser or SCA; provided, that to the extent Seller
                                           --------
     advises Purchaser pursuant to Section 5.1(b) that any such condition has become incapable of fulfillment (other than through the failure of Seller or GPF to comply with their obligations under this Agreement) and such notice makes specific reference to this Section, Purchaser or SCA may only exercise its right to terminate this Agreement pursuant to this Section 7.1(a)(iii) as a result of such condition becoming incapable of fulfillment for a period of twenty days after receipt of the notice specified in such
     Section 5.1(b); or

          (iv) by Seller, Purchaser or SCA if the Closing does not occur on or prior to June 30, 2001 (the "Closing Deadline"); provided, however, that
                                                         --------  -------
     the party seeking termination pursuant to clause (ii), (iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (b) In the event of termination by Seller, on the one hand, or Purchaser or SCA, on the other hand, pursuant to this Section 7.1, written notice thereof shall promptly be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Purchaser and SCA shall return all documents and other material received from Seller and the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to GPC; and

          (ii) all confidential information received by Purchaser or SCA with respect to the businesses of the Company or Seller shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 7.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.2 relating to the obligation of SCA and Purchaser to keep confidential certain information and data obtained by it from Seller; (ii) the provision of this Agreement relating to expenses (including Sections 5.5 and 5.11(c)); (iii) Section 5.6 relating to finders' fees and brokers' fees; and
(iv) this Section 7.1; (v) Article VIII; and (vi) Article IX.  Nothing in this
Section 7.1 shall be deemed to release either party from any Liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

     SECTION 7.2.  Amendments and Waivers.  This Agreement may not be amended
                   ----------------------
except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Seller, on the other, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                 ARTICLE VIII
                                Indemnification
                                ---------------

     SECTION 8.1.  Indemnification by Seller.
                   -------------------------

     (a) Seller agrees to indemnify Purchaser, the Company and their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any loss, liability, claim, damage, demand, assessment, judgment or expense, including any related awards, fines, sanctions, penalties, amounts paid in settlement, reasonable costs, fees and expenses of attorneys, accountants, and consultants and the cost of equipment installed, increased costs of operation, construction costs, costs for acquiring an easement, license or other real property interest in additional real property, costs for acquiring permits, variances or other governmental approvals and the cost of purchasing additional emissions allowances, credits or offsets, in connection with resolving a violation of Environmental Law ("Losses") as incurred (on a cumulative pre-Tax basis) to the extent arising from, relating to or otherwise in respect of (i) any breach of any representation or warranty of Seller contained in this Agreement; (ii) any breach of any covenant of Seller or GPF contained in this Agreement; (iii) discrimination, harassment, or other illegal maltreatment of the Company's employees prior to Closing; (iv) any hazard or defect, or alleged hazard or defect, in the manufacture, design, material or workmanship of any product shipped or manufactured by (including any part or component), or services provided by or otherwise related to the Company, prior to the Closing Date; (v) any Liabilities set forth on Schedule 8.1(a) hereto; (vi) any action, claim or proceedings involving allegations of infringement, or dispute regarding ownership or misappropriation by Seller or the Company of any Intellectual Property or copyright to computer software, to the extent the infringement, ownership, dispute or misappropriation occurred prior to the Closing Date; (vii) the ownership, leasing or using of the Excluded Assets, whenever the same shall arise or shall have occurred; (viii) the acquisition by GPC of the Membership Units and any Liability owing to Wisconsin Tissue Mills Inc., Chesapeake Corporation or their Affiliates created by, in connection with or arising out of the formation of the Company or the Company's organizational documents (including the Joint Venture Agreement and the Operating Agreement, each dated as of October 4, 1999); or (ix) the encroachment on neighboring properties and violation of any setback laws with respect to the Owned Property located in Neenah, Wisconsin.

     (b) Except as set forth in Section 8.3 hereof, each of Purchaser and the Company acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (other than with respect to fraud, fraud in the inducement, Off-Site Environmental Liabilities, as specified in Section 5.6, or pursuant to the indemnification provisions of any Ancillary Agreement) relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing (other than with respect to fraud, fraud in the inducement, Off-Site Environmental Liabilities, as specified in Section 5.6, or pursuant to the indemnification provisions of any Ancillary Agreement), each of Purchaser, SCA and the Company hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against Seller, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation, except pursuant to the indemnification provisions set forth in this Article VIII.

     (c) Seller's indemnification obligations with respect to the amount of any Liability for which Seller may be obligated pursuant to Section 8.1(a)(i) shall be subject to the provisions of Section 8.5.

     SECTION 8.2.  Indemnification by Purchaser and SCA.
                   ------------------------------------

     (a) Each of Purchaser and SCA, jointly and severally, hereby agrees to indemnify GPC, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss as incurred (on a cumulative pre-tax basis) to the extent arising from, relating to or otherwise in respect of (i) any breach of any representation or warranty of Purchaser or SCA contained in this Agreement; or (ii) any breach of any covenant of Purchaser or SCA contained in this Agreement; provided, however, that Purchaser and SCA shall not have any
           --------  -------
liability under clause (i) above unless the aggregate of all Losses for which Purchaser or SCA would, but for this proviso, be liable exceeds on a cumulative pre-Tax basis an amount equal to $2,000,000 (the "Purchaser Threshold") in which event the entire amount in respect of such Losses in excess of $1,000,000 will be payable; provided, however, that the maximum amount recoverable by GPC, GPF,
            --------  -------
their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives as a result of any liability under such clause (i) will not, in the aggregate, exceed $425,000,000 and provided further,
                                                               -------- -------
however, that any individual claim of less than $50,000 may not be aggregated
-------
for purposes of reaching the Purchaser Threshold to the extent that such individual claim does not arise out of or relate to similar facts and circumstances that form the basis for any other individual claim.

     (b) The obligation of Purchaser and SCA to indemnify and hold harmless GPC, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives for breaches of Purchaser's and SCA's representations and warranties shall terminate two years after the Closing Date. The obligation of Purchaser and SCA to indemnify GPC, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives for breaches of Purchaser's and SCA's covenants and agreements contained herein shall terminate two years after the Closing Date except covenants which by their express terms continue for a longer period, as to which such obligation to indemnify shall continue for a period of two years after such obligation so terminates and for any breach of Section 5.6 (in respect of which Purchaser's and SCA's obligation to indemnify shall not terminate). Notwithstanding the foregoing, the obligation of Purchaser and SCA to indemnify and hold harmless shall not terminate with respect to any item as to which Seller shall have, before the expiration of the applicable period, previously made a claim by delivering a notice pursuant to this Article VIII (stating in reasonable detail the basis of such claim) to Purchaser and SCA.

     (c) Each of Seller and GPF acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (other than with respect to fraud, fraud in the inducement, as specified in Section 5.6, or pursuant to the indemnification provisions of any Ancillary Agreement) relating to the subject matter of this Agreement be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing (other than with respect to fraud, fraud in the inducement, as specified in Section 5.6, or pursuant to the indemnification provisions of any Ancillary Agreement) each of Seller and GPF hereby waives to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against Purchaser, SCA, their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation, except pursuant to the indemnification provisions set forth in this
Article VIII.

     SECTION 8.3.  Environmental Liability.
                   -----------------------

     (a) Seller hereby agrees to indemnify Purchaser, the Company and their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss (on a cumulative pre-Tax basis) as incurred to the extent arising from, relating to or otherwise in respect of all Pre-Closing Environmental Liabilities; provided, however, that Seller's obligations hereunder shall not
             --------  -------
include any Losses to the extent that Purchaser's or the Company's actions or omissions cause, contribute to or exacerbate any Pre-Closing Environmental Liability after such Pre-Closing Environmental Liability becomes known to either Purchaser or Company.

     (b) Seller's indemnification obligation with respect to the amount of any Pre-Closing Environmental Liability for which Seller is obligated to provide indemnification under this Section 8.3 shall be subject to the provisions of
Section 8.5.

     (c)    [Intentionally Omitted]

     (d)(i) If the Pre-Closing Environmental Liability for which Seller has liability pursuant to Section 8.3(a) involves the implementation of a Remedial Action at any Owned Property or Leased Property, such Remedial Action shall be controlled by Seller, but Seller's actions must not unreasonably interfere with the normal operations of the Company or restrict the use of the Owned Property or Leased Property or cause damage to the Owned Property or Leased Property. Seller agrees to fully repair and restore all Owned Property or Leased Property that is damaged or disturbed in connection with such Remedial Action.

            (ii) The Company shall provide Seller with reasonable access to conduct any Remedial Action. The Company shall have the right to review and provide Seller with written comments in connection with (i) Seller's selection of consultants and contractors designated to perform the Remedial Action; (ii) the development of the scope of work for, and type of, the Remedial Action to be implemented; and (iii), if applicable, the submission of plans, reports and submissions to any Governmental Entity regarding any such Remedial Action (including those in connection with the scope of work for and type of Remedial Action), which shall be provided in draft form to the Company at least ten business days (unless an emergency requires a shorter time) prior to transmission to such Governmental Entity. Seller shall review and reasonably consider the Company's comments. The Company's comments shall not prevent Seller from taking all actions deemed necessary by a Governmental Entity in connection with such Remedial Action. The Company shall have the right to monitor and observe such work and to take split samples of all environmental tests conducted by or on behalf of Seller hereunder. Seller shall provide the Company with written notice at least seven days prior to undertaking a Remedial Action on any Owned Property or Leased Property.

            (iii) Prior to entering into a settlement agreement of any kind, Seller shall notify the Company and shall provide the Company with a period not to exceed 30 days, or such shorter period as may be necessary under the circumstances to comment on such settlement agreement and Seller shall thereafter have a reasonable period not to exceed 30 days, or such shorter period as may be necessary under the circumstances, to provide the Company with a good faith response to any such comments. Seller shall not enter into any settlement agreement without the consent of the Company, and such consent shall not be unreasonably withheld or delayed.

            (iv) Seller agrees to use commercially reasonable efforts to complete the Remedial Action within a reasonable time. If Seller fails to complete the Remedial Action within a reasonable time for the type of action involved, then the Company shall have the right to undertake such Remedial Action and Seller shall be responsible for indemnifying the Company for any reasonable costs and liabilities associated with implementing such Remedial Action.

            (v) Seller shall keep the Company informed with respect to their dealings with any Governmental Entity regarding a Remedial Action and shall promptly provide the Company with copies of all material environmental information, including technical and analytical data, environmental reports, assessments, evaluations, and correspondence or verbal or written information, to or from any environmental consultant or Governmental Entity regarding a Remedial Action. Nothing herein shall be deemed to prevent the Company from contacting or dealing with any Governmental Entity.

            (vi) The Remedial Action shall be deemed complete when the relevant Governmental Entity issues a binding determination that no further Remedial Actions are required at such location at such time except for on-going monitoring activities which shall be the sole responsibility of Seller. The completion of any Remedial Action shall not relieve Seller of its obligation to indemnify the Company for any further liability that may arise in the future with respect to such conditions at the site of the Remedial Action.

            (vii) Purchaser and/or the Company shall deliver notice of a claim involving Remedial Action with reasonable promptness to Seller after becoming aware of circumstances giving rise to such claim; provided, however, that
                                                  --------  -------
failure to give such notification shall (1) not affect the indemnification provided hereunder except to the extent Seller shall have been actually prejudiced as a result of such failure (except that Seller shall not be liable for any expense incurred during the period in which Purchaser and/or the Company failed to give such notice) and (2) notwithstanding anything to the contrary contained in this Agreement, operate to extend the applicable time periods set forth in Section 8.2(b) or 8.5(a). Disputes concerning Seller's obligations with respect to any Remedial Action shall be subject to good faith negotiations between the Parties. If the dispute is not resolved through negotiation, then it shall be presented to an environmental consultant for a binding arbitration, and any such disputes shall be resolved within 60 days of submission to the environmental consultant. The environmental consultant shall be chosen by Seller from a list of three consultants from nationally recognized environmental consulting firms submitted by Purchaser and the Company and none of the consultants listed shall have a conflict of interest with respect to either Party. The Parties shall mutually agree on the procedures to conduct the arbitration; provided, however, if the Parties can not agree on the procedures,
             --------  -------
then the environmental consultant shall specify the arbitration procedures. The environmental consultant shall be jointly retained by Seller and the Company who shall share equally such environmental consultant's fees and expenses.

     (e) If the Pre-Closing Environmental Liability for which Seller has liability involves an Off-Site Environmental Liability, the resolution of such matter shall be controlled by Seller.

     SECTION 8.4.  Losses Net of Insurance.  Subject to the insurer's
                   -----------------------
maintaining its right of recourse or contribution against a person who has caused an injury or damage, the amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such loss, liability, claim, damage or expense.

     SECTION 8.5.  Limitation on Indemnification by Seller.
                   ---------------------------------------

     (a) The obligation of Seller to indemnify and hold harmless Purchaser and the Company for breaches of Seller's representations and warranties (except with respect to the representations and warranties in Sections 3.21, 3.22 and 3.25) shall terminate two years after the Closing Date; provided, that the obligation
                                                  --------
to indemnify for a breach of Seller's representations and warranties in Sections 3.5, 3.13 and 3.14 shall survive the Closing for a period equal to the applicable statute of limitations, as extended or tolled, plus 90 days. The obligation of Seller to indemnify Purchaser and the Company for breaches of Seller's covenants and agreements contained herein shall terminate two years after the Closing Date except covenants which by their express terms continue for a longer period, as to which such obligation to indemnify shall continue for a period of two years after such obligation so terminates and for any breach of
Section 5.6 (in respect of which Seller's obligation to indemnify shall not terminate). Notwithstanding the foregoing, the obligation of Seller to indemnify and hold harmless shall not terminate with respect to any item as to which Purchaser or the Company shall have, before the expiration of the applicable period, previously made a claim by delivering a notice pursuant to this Article VIII (stating in reasonable detail the basis of such claim) to Seller. The obligation of Seller to indemnify and hold harmless Purchaser and the Company pursuant to Section 8.3 shall terminate seven years after the Closing Date, except with respect to any Off-Site Environmental Liability or the matters listed on Schedule 8.5, in respect of which the obligation of Seller to indemnify and hold harmless Purchaser shall not terminate.

     (b) Subject to the last sentence of this Section 8.5(b), Seller shall not have any liability under clause (a)(i) of Section 8.1 (other than with respect to a breach of Section 3.19, 3.21, 3.22, 3.23 or 3.25) or under Section 8.3 unless the aggregate of all Losses for which Seller would, but for this Section 8.5(b) be liable exceeds on a cumulative pre-Tax basis an amount equal to $2,000,000 (the "Seller's Threshold"), in which event the entire amount in respect of such Losses in excess of $1,000,000 will be payable. Subject to the last sentence of this Section 8.5(b), the aggregate maximum amount recoverable by Purchaser, the Company and their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives pursuant to
Section 8.1(a)(i) (other than with respect to a breach of Sections 3.21, 3.22 and 3.25) will not, in the aggregate, exceed $425,000,000 and pursuant to
Section 8.3 will
not, in the aggregate, exceed $850,000,000, less the amount of any indemnification payments made pursuant to Section 8.1(a)(i). Except for Off-Site Environmental Liabilities and any Environmental Liability associated with the items identified on Schedule 8.5 for which this Section 8.5(b) shall not apply, and for which Seller shall be entirely responsible, any individual claim of less than $50,000 shall not be aggregated for purposes of reaching the Seller's Threshold to the extent that such individual claim did not arise out of or relate to similar facts and circumstances that form the basis for any other individual claim.

     SECTION 8.6.  Procedures Relating to Third Party Claims (other than Tax
                   ---------------------------------------------------------
Liabilities).
------------

     (a) In order for a Person making a claim for indemnification hereunder (the "Indemnified Party"), to be entitled to any indemnification in respect of, arising out of or involving a claim made by any third Person against the Indemnified Party (other than with respect to Tax liabilities or matters, procedures for which are specified in Section 5.11(h) and (i)) (a "Third Party Claim"), such Indemnified Party must notify the Person from whom indemnity is being sought (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within ten business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that
                                                  --------  -------
failure to give such notification shall (1) not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice) and (2) notwithstanding anything to the contrary contained in this agreement, operate to extend the applicable time periods set forth in Section 8.2(b) or 8.5(a). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party provided that such Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (i) in which the Indemnified Party and Indemnifying Party have or could reasonably be expected to have an actual or potential conflict of interest or (ii) which involves entirely or predominantly an environmental enforcement action encompassing a claim for injunctive relief or a requirement to install pollution controls or other capital improvements or restricts or increases the costs of operation ("Environmental Enforcement Claim"). Should the Indemnifying Party be entitled and so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party so assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed or is not entitled to assume the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above).
If the Indemnifying Party chooses pursuant to the first sentence of this Section 8.6(b) to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim and making employees (including any employee familiar with such Third Party Claim) available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim pursuant to the first sentence of this Section 8.6(b), the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim unless (i) such Third Party Claim involves an Environmental Enforcement Claim or (ii) such settlement would unreasonably interfere with the normal operations of the Indemnified Party or cause material damage to it. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

     SECTION 8.7.  Procedures Relating to Non-Third Party Claims.  In order for
                   ---------------------------------------------
an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim or a Remedial Action, the Indemnified Party shall deliver notice of such claim with reasonable promptness after having become aware of the existence of such claims to the Indemnifying Party. The failure by any Indemnified Party to so notify the Indemnifying Party shall (1) not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice) and (2) notwithstanding anything to the contrary contained in this Agreement, operate to extend the applicable time periods set forth in Section 8.2(b) or 8.5(a). If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     SECTION 8.8.  [Intentionally Omitted]

     SECTION 8.9.  Acknowledgment.  The indemnities provided for in Article VIII
                   --------------
shall not be construed as an admission or conclusion, express or implied, as to liability or damages in respect of the subject matter of such indemnities.

     SECTION 8.10. Tax and Accounting.  Indemnities shall constitute a
                   ------------------
reduction of the Purchase Price. Each party hereto shall, for tax and accounting purposes, treat any indemnity paid to Purchaser hereunder as a reduction of the Purchase Price.

     SECTION 8.11. Reasonableness of Parties; Obligation to Mitigate.  Each
                   -------------------------------------------------
party agrees that notwithstanding anything to the contrary in this Article VIII, it will act to mitigate any Loss or potential Loss and will otherwise act reasonably in enforcing its rights under, and otherwise dealing with the other parties hereto in connection with, this Article VIII.

                                  ARTICLE IX
                              General Provisions
                              ------------------

     SECTION 9.1.  Notices.  All notices and other communications hereunder
                   -------
shall be in writing (including telecopy or similar writing) and shall be sent, delivered or mailed, addressed or telecopied:

     (a)  if to Purchaser or SCA, to: SCA Tissue, Inc.
                                      500 Baldwin Tower
                                      Eddystone, Pennsylvania  19022
                                      Attn:  President
                                      Telecopy No.: (610) 499-3410

                                      and

                                      Svenska Cellulosa Aktiebolaget SCA (publ)
                                      P.O. Box 7827
                                      SE-10397 Stockholm, Sweden
                                      Attn:  General Counsel
                                      Telecopy No.: 011 468 678 2324

                                      with copies to:

                                      SCA Hygiene Products AG
                                      P.O. Box 24 15 40
                                      DE 85336 Munchen
                                      Flughafen, Germany
                                      Attn: Vice President Corporate Development
                                      Telecopy No.: 011 498 0358 0256

                                      and

                                      SCA Hygiene Products AB
                                      SE-40503 Goteborg, Sweden
                                      Attn: Corporate Department - Legal Counsel
                                      Telecopy No.: 011 467 461 908

                                      and

                                      Chadbourne & Parke LLP
                                      30 Rockefeller Plaza
                                       New York, New York  10112
                                       Attn:  Thomas C. Meriam, Esq.
                                       Telecopy No.: (212) 541-5369

     (b)  if to GPC or GPF, to:        Georgia-Pacific Corporation
                                       133 Peachtree Street, N.E.
                                       Atlanta, Georgia  30303
                                       Attn:  Office of General Counsel
                                       Telecopy No.:  (404) 230-7543

     Each such notice or other communication shall be given (i) by hand delivery; (ii) by nationally-recognized courier service; or (iii) by telecopy, receipt confirmed. Each such notice or communication shall be effective (x) if delivered by hand or by nationally-recognized courier service, when delivered at the address specified in this Section 9.1 (or in accordance with the latest unrevoked direction from such party) and (y) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.1 (or in accordance with the latest unrevoked direction from such party), and confirmation is received; provided, that failure to deliver a copy of a notice
                          --------
or communication as required above shall not invalidate the delivery of any such notice or communication to one of the parties to this Agreement to the extent such notice or communication to such party is otherwise deemed given in accordance with the foregoing provisions.

     SECTION 9.2.  Survival of Representations.  The representations and
                   ---------------------------
warranties contained in this Agreement and in any document delivered in connection herewith shall survive the Closing to the extent provided in Article VIII.

     SECTION 9.3.  Severability.  If any provision of this Agreement (or any
                   ------------
portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     SECTION 9.4.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by telecopy) to the other party.

     SECTION 9.5.  Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------
Agreement, the Confidentiality Agreement and the Ancillary Agreements (a) constitute the entire agreements of the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the Persons specifically referred to in Article VIII (other than employees of any Indemnified Person), are not intended to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

     SECTION 9.6.  Governing Law.  This Agreement shall be governed by, and
                   -------------
construed in accordance with, the Laws of the State of New York applicable to Contracts made and to be performed entirely in the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law.

     SECTION 9.7.  Consent to Jurisdiction.  Each of Purchaser, SCA, Seller and
                   -----------------------
GPF irrevocably submits to the nonexclusive jurisdiction of (a) the State Court of New York, New York County, and (b) the United States District Court for the Southern District of New York located in New York, New York, for the purposes of any suit, Action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Purchaser, SCA, Seller and GPF further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.1 shall be effective service of process for any Action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Purchaser, SCA, Seller and GPF irrevocably and unconditionally waives any objection to the laying of venue of any Action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the State Court of New York, New York County, or (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.8.  Publicity.  From the date of this Agreement through the
                   ---------
Closing, Seller shall not and shall cause Company not to, and neither Purchaser nor SCA shall, issue or cause the publication of any press release or other public statement with respect to the transactions contemplated by this Agreement without first notifying and consulting with the other parties hereto, except as such release or announcement may be required by law or the rules or regulations of any securities exchange having jurisdiction over one of the parties, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

     SECTION 9.9.  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder (including any rights, interests or obligations under Article VIII) shall be assigned by any party hereto without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                                   ARTICLE X
                                  Definitions
                                  -----------

     SECTION 10.1. Definitions.  The following terms shall have the respective
                   -----------
meanings set forth below throughout this Agreement:

     "Action" means any legal, administrative, arbitral, mediation or other
      ------
alternative dispute resolution procedure or other action, proceeding, claim, inquiry or investigation before any court, arbitrator or other Governmental Entity.

     "Affiliate" means (i) any Person that directly, or indirectly through one
      ---------
or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; (ii) any Person that holds a Material Interest (as defined below in this definition) in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Affiliate of any individual described in clause (ii) or
(iii).

     For purposes of this definition, (a) "control" of a Person will mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by Contract or otherwise; and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "AFH" means away-from-home.
      ---

     "Agreed Procedures" has the meaning set forth in Section 2.4(a).
      -----------------

     "Agreement" means this Securities Purchase Agreement, made and entered into
      ---------
as of January 21, 2001 among Georgia-Pacific Corporation, a Georgia corporation, Georgia Pacific Finance, LLC, a Delaware limited liability company, SCA Tissue, Inc., a Delaware corporation, and Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish corporation.

     "Ancillary Agreements" means the Human Resources Agreement (including the
      --------------------
Guaranty attached thereto), the Coronet License Agreement, the Parent Roll Supply Agreement, the Finished Goods Agreement, the Transition Agreement, the Assumption Agreement and any certificate or other document delivered pursuant hereto or thereto.

     "Allocation Statement" has the meaning set forth in Section 5.11(a).
      --------------------

     "Assignments" has the meaning set forth in Section 5.24(a).
      -----------

     "Assumed Benefit Plan" has the meaning set forth in Section 3.11(a).
      --------------------

     "Assumed Multiemployer Plan" has the meaning set forth in Section 3.11(a).
      --------------------------

     "Assumed Qualified Plan" has the meaning set fort in Section 3.11(b).
      ----------------------

     "Assumption Agreement" means the Assignment and Assumption Agreement of GPC
      --------------------
substantially in the form of Exhibit J.

     "Bad Receivables" has the meaning set forth in Section 5.10.
      ---------------

     "Business"  means all business and operations conducted currently or in the
      --------
past by the Company with the exclusion of any business conducted by Wisconsin Tissue de Mexico S.A. de C.V., the manufacturing, marketing and sale of products under the Excluded Brands, and the manufacturing of products in or on the Excluded Assets, but including the purchase and resale of AFH tissue products made in GPC Facilities in Palatka, Florida and Crossett, Arkansas on the following converting lines which constitute Excluded Assets:

                Crossett                                        Palatka
--------------------------------------   -------------------------------------------------------
D05  M-fold                                B8         Standard Bath Line
D07  M-fold                                B9         Jumbo Roll Bath Tissue Line
D01  C-fold                                I1         Napkin Folder (large dispenser)
D08  Facial Line                           I2         Napkin Folder (large dispenser)
D03  Napkin Folder (large dispenser)       I3         Napkin Folder (dinner napkin/large dispenser)
D04  Napkin Folder (small dispenser)       I8         Napkin Folder (large dispenser)
B03  Standard Bath Line                    I9         Napkin Folder (large dispenser)
C03  Crossett                              T3         Palatka

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banks in New York City are authorized or obligated by law or executive order to close.

     "Closing" has the meaning set forth in Section 2.1.
      -------

     "Closing Balance Sheet" has the meaning set forth in Section 2.3(a).
      ---------------------

     "Closing Date" has the meaning set forth in Section 2.1.
      ------------

     "Closing Deadline" has the meaning set forth in Section 7.1(a)(iv).
      ----------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" means Georgia-Pacific Tissue, LLC, a Delaware limited liability
      -------
company.

     "Company Balance Sheet" has the meaning set forth in Section 3.18(a).
      ---------------------

     "Company Financial Statements" has the meaning set forth in Section
      ----------------------------
3.18(a).

     "Company Income Statement" has the meaning set forth in Section 3.18(a).
      ------------------------

     "Company Indebtedness" means $755,200,000 aggregate principal amount of
      --------------------
indebtedness of the Company owed to GPF, as evidenced by the Notes.

     "Company Intellectual Property" has the meaning set forth in Section
      -----------------------------
3.7(a).

     "Confidentiality Agreement" means that certain confidentiality letter
      -------------------------
agreement between SCA and GPC, dated August 1, 2000.

     "Consent Decree" means the Final Judgment with respect to United States of
      --------------                                           ----------------
America v. Georgia-Pacific Corporation and Fort James Corporation  (Case No.
-----------------------------------------------------------------
1:00CV02824) filed November 21, 2000.

     "Consents" means all consents, waivers, approvals, allowances,
      --------
authorizations, declarations, filings, recordings, registrations, validations or exemptions and notifications.

     "Contract" means any agreement, understanding, contract, obligation,
      --------
promise or understanding (whether written or oral and whether express or implied), including license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases, comfort letters, foreign currency forward exchange contracts, confidentiality agreements, joint venture agreements, partnership agreements, open bids, powers of attorney, letters of intent, and term sheets and including, in each case, all amendments, modifications and supplements thereto and Consents thereunder.

     "Converting Facilities" means the converting Facilities of the Company
      ---------------------
located at Bellemont, Arizona, Brattleboro, Vermont, LaGrange, Georgia, Greenwich, New York and Neenah, Wisconsin.

     "Coronet License Agreement" means the Coronet License Agreement between GPC
      -------------------------
and the Company substantially in the form of Exhibit H.
                                             ---------

     "CPA Firm" has the meaning set forth in Section 2.3(b).
      --------

     "Disclosing Party" has the meaning set forth in Section 5.27.
      ----------------

     "DOL" has the meaning set forth in Section 3.11(b).
      ---

     "Employees" has the meaning set forth in Section 3.14(d).
      ---------

     "Environmental Enforcement Action" has the meaning set forth in Section
      --------------------------------
8.6(b).

     "Environmental Laws" means any Law, injunction, judgment, decree,
      ------------------
regulation, common law or other enforceable requirement of any Governmental Entity relating to the protection of human health, safety or the environment, including any of the foregoing related to: (i) Remedial Actions; (ii) the reporting, licensing, permitting, or investigating of the emission, discharge, release or threatened release of Hazardous Substances into the air, surface water, ground water or land; (iii) the manufacture, Release, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances; (iv) the protection of the health and safety of employees or the public; (v) loss of life and injury to persons or property; or (vi) damage to natural resources.

     "Environmental Liability" means any claim by any Governmental Entity or any
      -----------------------
third party for compensation (including for personal injury to third parties and employees to the extent not covered by worker's compensation and damage to property and the environment), fines or Remedial Action in respect of any presence, disposal, release, spillage, leak, discharge or emission of chemicals, industrial substances, contaminants, pollutants, or waste or material, whether or not dangerous, toxic or Hazardous Substances or waste of any description into the natural environment or elsewhere or the generation or emission of any odor which, prior to Closing, has occurred on or flowed from or to the Facilities and/or the Owned Property and the Leased Property or any other premises owned, leased or otherwise used in the Company's or its predecessors' business or occupied by the Company or its predecessors or in respect of any non-compliance with or violation of any Environmental Law to the extent such non-compliance or violation has occurred in the Company's or its predecessors' business prior to Closing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any individual, person or entity which, together
      ---------------
with the Company or Seller, is treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b) of ERISA.

     "Excluded Assets" means:
      ---------------

            (i) all customer lists, information, contracts, agreements, Intellectual Property, designs, prototypes, equipment, tools, dies, embossed rolls, inventory (including converted paper, end-caps and wrappers), data, documents, records, base sheet and finished product specifications and any other technology, all of the foregoing, to the extent exclusively related to the Company's dispenser systems distributed under the names and marks CORMATIC(R), eCORMATIC(R) or ULTIMATIC(R)(in logotype design or any other style or design, and any name or mark derived from, substantially similar to, or including any of the foregoing) and the Company's sale of soap, skin care products and air fresheners and similar products under the mark PACIFIC GARDEN(R), but no other product of any kind, nature or description appearing in the Company's product catalogues or price-lists;

            (ii) all of the capital stock of Wisconsin Tissue de Mexico S.A. de CV;

            (iii) all equipment and real property associated with the paper mill sludge dewatering lagoons formerly used by the Gary, Indiana mill;

            (iv) all equipment and real property associated with the closed paper mill sludge landfill (i.e., the Vineland Landfill) and the active
                                 - -
     paper mill sludge landfill (i.e., the North Landfill) used by the Menasha,
                                 - -
     Wisconsin mill;

            (v) the AFH converting operations in Palatka, Florida and Crossett, Arkansas;

            (vi) all the membership interests in Wisconsin Tissue Management LLC, a Delaware limited liability company;

            (vii) all causes of action, choses in action, lawsuits, judgments, claims, rights under express or implied warranties, guarantees, indemnities and similar rights in favor of Seller, rights of recovery, rights of set-off, rights of subrogation and all other rights and demands of any nature available to or being pursued by Seller to the extent related to the Excluded Assets, whether arising by way of counterclaim or otherwise or related to or arising out of (a) any matter for which GPC is indemnifying Purchaser or the Company or (b) for which GPC has retained Liability pursuant to this Agreement; and

            (viii) all rights and claims arising under any Insurance Policy.

     "Excluded Brands" means the trade names and trademarks "Georgia-Pacific
      ---------------
Corporation," "Georgia-Pacific," "G-P," "GPT," "GP," "GEORGIA-PACIFIC TISSUE," "WISCONSIN TISSUE," CORMATIC(R), eCORMATIC(R), ULTIMATIC(R), ULTIMA(R), MULTIWIPE(R), HAACP GUARDIAN(R), and PACIFIC GARDEN(R) (in logotype design or any other style or design, and any name or mark derived from, substantially similar to, or including any of the foregoing), but no other brand or trademark appearing in the Company's product catalogues or price-lists;

     "Facilities" means any buildings, plants or structures located on the Owned
      ----------
Property or the Leased Property, improvements located thereon, fixtures contained therein and appurtenances attached thereto.

     "Final Closing Balance Sheet" has the meaning set forth in Section 2.3(b).
      ---------------------------

     "Final Stockholder's Equity" has the meaning set forth in Section 2.3(e).
      --------------------------

     "Finished Goods Agreement" means the Manufacturing and Finished Goods
      ------------------------
Supply Agreement between the Company and GPC substantially in the Form of

Exhibit I.
---------

     "Governmental Entity" means any:  (i) federal, state, local, foreign or
      -------------------
international government; (ii) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivisions, instrumentalities, branch, department, official, or entity); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.

     "GPC" means Georgia-Pacific Corporation, a Georgia corporation.
      ---

     "GPC Guaranty" has the meaning set forth in Section 5.31.
      ------------

     "GPF" means Georgia-Pacific Finance, LLC, a Delaware limited liability
      ---
company.

     "Hazardous Substance" means (i) any petrochemical or petroleum products,
      -------------------
oil or coal ash, radioactive materials, radon gas, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; or (iii) any other chemical, material, substance or irritant, including paper mill sludge, the manufacture, Release, distribution, use, generation, treatment, storage, disposal, transport or handling of which is prohibited, limited or regulated by any applicable Environmental Law.

     "Human Resources Agreement" means the Human Resources Agreement among GPC
      -------------------------
and the Company substantially in the form of Exhibit B to this Agreement.
                                             ---------

     "IDA" has the meaning set forth in Section 5.31.
      ---

     "IDA Lease" has the meaning specified in Section 5.31.
      ---------

     "Income Tax" means (a) any Tax based upon, measured by, or calculated with
      ----------
respect to (i) net income or profits (including, but not limited to, any capital gains, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i) above, or (b) any U.S. state or local franchise Tax.

     "Indemnified Party" has the meaning set forth in Section 8.6(a).
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 8.6(a).
      ------------------

     "Insurance Policies" has the meaning set forth in Section 3.8(a).
      ------------------

     "Intellectual Property" has the meaning set forth in Section 3.7(a).
      ---------------------

     "Inventory" means all finished goods and all stores and accessories, raw
      ---------
materials, work in progress, supplies, parts and other packaging materials and inventory.

     "IRS" means the Internal Revenue Service, or any successor thereto.
      ---

     "IT Fund" has the meaning set forth in Section 5.24(d).
      -------

     "IT Licenses and Leases" has the meaning set forth in Section 5.24(a).
      ----------------------

     "Laws" means all laws, principles of common law, statutes, decrees,
      ----
constitutions, treaties, rules, regulations, ordinances, codes, rulings, Orders and determinations of all Governmental Entities.

     "Leased Property" has the meaning set forth in Section 3.6(b).
      ---------------

     "Leases" means all leases, subleases, right to occupy or use and other
      ------
arrangements with respect to Real Property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

     "Liability" means all debts, liabilities, obligations and commitments,
      ---------
whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including, whether arising out of any Contract or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by U.S. GAAP to be reflected as a Liability in financial statements or disclosed in the notes thereto.

     "Lien" means mortgages, liens, security interests, easements, rights-of-
      ----
way, pledges, restrictions or encumbrances of any nature whatsoever.

     "Losses" has the meaning set forth in Section 8.1(a).
      ------

     "Management Stockholder's Equity" has the meaning set forth in Section
      -------------------------------
2.3(e).

     "Managers" means the managers of the Company appointed pursuant to its
      --------
organizational documents.

     "Material Adverse Effect" means (i) when used in connection with the
      -----------------------
Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, assets, condition (financial or otherwise), results of operations or prospects of the Company, it being understood and agreed that any such change, effect or development that results in a Loss against or to the Company must exceed $50,000 to be deemed a Material Adverse Effect with respect to the Company; (ii) when used in connection with Seller, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, assets, condition (financial or otherwise), results of operations or prospects of Seller or will prevent such Seller from materially performing its obligations under this Agreement or the Ancillary Agreements or consummating the transactions contemplated hereby or thereby; and (iii) when used in connection with Purchaser or SCA, any change or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, will prevent Purchaser or SCA, as the case may be, from materially performing its obligations under this Agreement or the Ancillary Agreements or consummating the transactions contemplated hereby or thereby.

     "Material Contract" has the meaning set forth in Section 3.9(a).
      -----------------

     "Membership Units" has the meaning set forth in Section 3.22.
      ----------------

     "Multiemployer Plan" means any multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Working Capital" means the sum of Inventory, noninterest bearing
      -------------------
operational receivables, prepaid operational expenses, and other current assets less the sum of accounts payable, accrued compensation, other current, non
----
interest bearing operational liabilities (the latter item thus excluding accrued interest and accrued pension and other post-retirement benefits). Applied on the Pro Forma Business Balance Sheet as per 30 December 2000 Net Working Capital was:

                                                               US$
                                                          (in millions)

           Inventory.........................................  75.6

           Non interest bearing
           receivables.......................................  89.1

           Prepaid expenses..................................    .0

           Other current assets..............................   0.4

           Less:
           ----

           Accounts payable.................................  (24.0)

           Accrued compensation.............................   (9.0)

           Other current, non-interest bearing liabilities... (15.5)
                                                              ------

                                                              116.6
                                                              =====


     "Notes" means the Notes dated May 1, 2000 and November 12, 1999 evidencing
      -----
the Company Indebtedness.

     "Notes Acquisition Price" has the meaning set forth in Section 2.2(d).
      -----------------------

     "Objection" has the meaning set forth in Section 2.3(b).
      ---------

     "Off-Site Environmental Liabilities" means any Environmental Liability
      ----------------------------------
arising out of conditions present at any location other than an Owned Property or Leased Property, including but not limited to (i) environmental conditions present at the Excluded Assets; (ii) environmental conditions present in the Grand Calumet River, including the sediments adjacent to and beneath such river; and (iii) environmental conditions present in the Fox River, including the sediments adjacent to and beneath such river.

     "Order" means any award, decision, stipulation, injunction, judgment,
      -----
order, ruling, subpoena, writ, decree or verdict entered, issued, made, or rendered by any Governmental Entity.

     "Owned Property" has the meaning set forth in Section 3.6(a).
      --------------

     "Paper Mills" means the paper mill Facilities of the Company located at
      -----------
Alsip, Illinois, Flagstaff, Arizona, Gary, Indiana and Menasha, Wisconsin.

     "Parent Roll Supply Agreement" means the Paper Supply Agreement between GPC
      ----------------------------
and the Company substantially in the Form of Exhibit G.
                                             ---------

     "Permit" means all licenses, permits, certificates, variances, Consents, or
      ------
other authorizations, issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

     "Permitted Liens" means (i) Liens disclosed in Schedule 3.5; (ii)
      ---------------
mechanics', carriers', workmen's, repairmen's and other like Liens arising or incurred in the ordinary course of business but not securing Liabilities exceeding $5,000; (iii) Liens for Taxes, assessments and other governmental charges that are not yet due and payable; and (iv) with respect to any asset or property, imperfections of title and other Liens that do not impair the continued operation or use of such asset or property in the manner in which it was operated or used prior to the Closing Date; provided, that none of the
                                                --------
foregoing, individually or in the aggregate, (A) have a material adverse effect on the use of the property affected thereby, (B) materially impair the current business operations conducted on the affected property, or (C) materially reduce the value of the affected property.

     "Permitted Real Property Encumbrances" means (i) easements, covenants,
      ------------------------------------
rights-of-way and other encumbrances or restrictions of record set forth on
Schedule 3.6 hereof; (ii) any conditions that the surveys listed on Schedule 3.6 or physical inspection of any Owned Property may show; and (iii) zoning, building and other similar restrictions, none of which items set forth in clauses (i), (ii), or (iii) above, individually or in the aggregate, materially impair the continued operations or use of the Owned Property or Leased Property in the manner in which they were operated or used prior to the Closing Date.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, trust, business association or other entity, including any Governmental Entity.

     "Physical Plant" has the meaning set forth in Section 3.10(a).
      --------------

     "PILOT" has the meaning set forth in Section 5.31.
      -----

     "Plan" means any pension, retirement, cash-balance, money purchase,
      ----
savings, profit sharing, annuity, deferred compensation, bonus, incentive (including, without limitation, cash, stock option, stock bonus, stock appreciation, phantom stock, restricted stock and stock purchase), medical, dental, vision, hospitalization, long-term care, prescription drug and other health, employee assistance, cafeteria, flexible benefits, life insurance, short and long term disability, vacation pay, severance pay, other welfare and fringe benefit and similar plans, programs, understandings, arrangements or agreements, including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA sponsored or maintained by the Company or Seller or to which the Company or Seller is a party or required to contribute or has any liability, whether written or oral, direct or indirect, or actual or contingent.

     "Pre-Closing Environmental Liabilities" means any Environmental Liability
      -------------------------------------
(whether or not discovered or made manifest prior to the Closing Date), any matters identified in Schedules 3.12, 5.4, and 8.5, and any Off-Site Environmental Liabilities; provided, however, that any claim from any
                           --------  -------
Governmental Entity or any third party for natural resources damages under the Comprehensive Environmental Response Compensations and Liability Act of 1980 (42 USC (S)(S) 9601 et. seq.) and any equivalent local and state legislation or fines or remedial action in respect of an Environmental Liability (other than any Off-Site Environmental Liability) shall constitute a Pre-Closing Environmental Liability only if it is based on Environmental Laws in effect as of the Closing Date, or Environmental Laws subject to a delayed effective date, proposed, or publicly announced as of the Closing Date.

     "Pre-Closing Tax Periods" means taxable periods ending on or before the
      -----------------------
Closing Date and the portion ending on the Closing Date of any taxable period that includes but does not end on the Closing Date.

     "Pro Forma Business Balance Sheet" has the meaning set forth in Section
      --------------------------------
3.18(b).

     "Pro Forma Business Financial Statements" has the meaning set forth in
      ---------------------------------------
Section 3.18(b).

     "Pro Forma Business Income Statement" has the meaning set forth in Section
      -----------------------------------
3.18(b).

     "Projections" has the meaning set forth in Section 3.18(h).
      -----------

     "Purchase Price" has the meaning set forth in Section 1.1.
      --------------

     "Purchaser" means SCA Tissue, Inc., a Delaware corporation.
      ---------

     "Purchaser Threshold" has the meaning set forth in Section 8.2(a).
      -------------------

     "PWC" means PricewaterhouseCoopers LLP.
      ---

     "PWC Report" has the meaning set forth in Section 2.4(a).
      ----------

     "Qualification" has the meaning set forth in Section 3.1(c).
      -------------

     "Real Property Lease" has the meaning set forth in Section 3.6(b).
      -------------------

     "Receiving Party" has the meaning set forth in Section 5.27.
      ---------------

     "Release" means release, spill, leak, discharge, dispose of, pump, pour,
      -------
emit, empty, inject, leech, dump or allow to escape into or through the environment.

     "Remedial Action" means any response action, removal action, remedial
      ---------------
action, corrective action, monitoring program, sampling program, investigation or other cleanup activity required by or necessary to ensure compliance with any Environmental Law to respond to, clean up, remove, remediate, treat or abate any Hazardous Substance in the environment at one or more of the Facilities, the Owned Property or the Leased Property.

     "Restructuring" means the transactions described on Schedule 5.7.
      -------------

     "SCA" means Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish
      ---
corporation.

     "Section 2.4 Objection" has the meaning set forth in Section 2.4(b).
      ---------------------

     "Securities" has the meaning set forth in the Preliminary Statement.
      ----------

     "Securities Act" has the meaning set forth in Section 4.4.
      --------------

     "Seller" has the meaning set forth in the first paragraph of this
      ------
Agreement.

     "Seller's Benefit Plans" has the meaning set forth in Section 3.11(a).
      ----------------------

     "Seller's Threshold" has the meaning set forth in Section 8.5(b).
      ------------------

     "Service Center" means the Company's stand-alone AFH tissue customer
      --------------
service center located in Neenah, Wisconsin.

     "Sludge Agreement" means the Paper Sludge Disposal Agreement between the
      ----------------
Company and GPC, substantially in the form of Exhibit F.

     "Straddle Period" means a taxable period that includes but does not end on
      ---------------
the Closing Date.

     "Tax" means all federal, state, foreign or other governmental Taxes,
      ---
assessments, duties, fees, levies or similar charges of any kind, including all income, profit, franchise, excise, property, use, intangibles, sales, payroll, employment, withholding and other Taxes, and including all interest additions to Tax, fines and penalties imposed with respect to such amounts.

     "Tax Return" means any federal, state, local or foreign return, report,
      ----------
form, declaration, statement, document or other information required to be filed for any period with any taxing authority with respect to Taxes.

     "Third Party Claim" has the meaning set forth in Section 8.6(a).
      -----------------

     "Transfer Taxes" has the meaning set forth in Section 5.11(c).
      --------------

     "Transferred Assets" means the Transferred Equipment and Transferred
      ------------------
Intellectual Property.

     "Transferred Equipment" has the meaning set forth in Schedule 5.7.
      ---------------------

     "Transferred Intellectual Property" has the meaning set forth in Schedule
      ---------------------------------
5.7.

     "Transition Agreement" means the Transition Agreement between GPC and the
      --------------------
Company substantially in the form of Exhibit K.

     "UWW" means Unisource Worldwide, Inc., a wholly owned subsidiary of GPC.
      ---

     "U.S. GAAP" means United States generally accepted accounting principles as
      ---------
of the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "WISCO Release" means the release of WISCO in the form attached hereto as
      -------------
Exhibit L.
---------

     "WT" has the meaning specified in Section 5.31.
      --

     SECTION 10.2.  Construction and Interpretation of Certain Terms and
                    ----------------------------------------------------
Phrases. Unless the context of this Agreement otherwise requires, (i) words of
-------
any gender include each other
gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any accounting terms not defined herein shall have the meaning ascribed thereto under U.S. GAAP The word "patent" includes, whenever used in this Agreement, design patents and design registrations. For purposes of any indemnification provision in this Agreement, the word "expenses" shall mean out-of-pocket expense, and shall not include any allocations of internal salaries and other expenses. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Any matter set forth in any Schedule shall be deemed set forth in all other Schedules to the extent relevant and to the extent it is reasonably apparent that such information is so relevant. Whenever a representation or warranty hereunder is made subject to Seller's knowledge or to the best of Seller's knowledge or a similar limitation relating to knowledge, information or belief, Seller's knowledge, shall include information which is known or would have been known to the directors, officers, and employees at a managerial level of Seller or the Company after reasonable inquiry, including inquiry made of those directors, officers and employees of Seller and the Company who might reasonably be expected to possess such knowledge, and information which such managerial staff has reason to believe is true.

     IN WITNESS WHEREOF, Seller, GPF, SCA and Purchaser have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              GEORGIA-PACIFIC CORPORATION

                                By: /s/ Danny W. Huff
                                    --------------------------
                                    Name:  Danny W. Huff
                                    Title: Executive Vice President
                                           - Finance and Chief
                                             Financial Officer


                              GEORGIA-PACIFIC FINANCE, LLC

                                By: /s/ Danny W. Huff
                                    --------------------------------
                                    Name:  Danny W. Huff
                                    Title: Executive Vice President
                                           - Finance and Chief
                                             Financial Officer


                              SCA TISSUE, INC.

                                By: _______________________________
                                    Name:
                                    Title:


                              SVENSKA CELLULOSA AKTIEBOLAGET SCA
                              (publ)

                               By:  _________________________________
                                    Name:
                                    Title

     IN WITNESS WHEREOF, Seller, GPF, SCA and Purchaser have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              GEORGIA-PACIFIC CORPORATION

                                By:
                                     --------------------------
                                     Name:
                                     Title:


                              GEORGIA-PACIFIC FINANCE, LLC

                                By:
                                     --------------------------------
                                     Name:
                                     Title:


                              SCA TISSUE, INC.

                                By: /s/ Bertil Stromberg
                                    ----------------------------
                                    Name:  Bertil Stromberg
                                    Title: President



                              SVENSKA CELLULOSA AKTIEBOLAGET SCA
                              (publ)

                                By: /s/ Bertil Stromberg
                                    ----------------------------
                                    Name:  Bertil Stromberg
                                    Title: Power-of-Attorney